UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. 1)

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IDENTIV, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 annual meeting of stockholders of Identiv, Inc. on Thursday, May 12, 2016 at 8:00 a.m., local time. The meeting will be held at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, California, 94304.

The Notice of 2016 Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. A copy of our Annual Report to Stockholders is also enclosed for your information.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card. If you attend the meeting you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We thank you for your continued support and look forward to seeing you at the annual meeting.

Sincerely yours,

STEVEN HUMPHREYS

Chief Executive Officer

IDENTIV, INC.

NOTICE OF

2016 ANNUAL MEETING OF STOCKHOLDERS

May 12, 2016

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Identiv, Inc. (the “Company”), a Delaware corporation, to be held on May 12, 2016, at 8:00 a.m., local time, at the offices of Pillsbury Winthrop Shaw Pittman LLP located at 2550 Hanover Street, Palo Alto, California, 94304, for the following purposes:

1.	To elect the Class II director to serve for a two-year term ending at the annual meeting of stockholders in 2018 and until his successor has been duly elected and qualified or until he resigns or is removed, and to elect the Class III director to serve for a three-year term ending at the annual meeting of stockholders in 2019 and until his successor has been duly elected and qualified or until he resigns or is removed;

2.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), to decrease the number of authorized shares of the Company’s Common Stock from 130,000,000 to 50,000,000 shares;

3.	To approve the Company’s amended and restated 2011 Incentive Compensation Plan;

4.	To ratify the appointment of Burr Pilger Mayer, Inc., an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2016;

5.	To vote on a non-binding advisory resolution on the compensation of the Company’s named executive officers (“Say on Pay”);

6.	To consider and vote upon a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve Proposal 2 or Proposal 3; and

7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors of the Company recommends that you vote “FOR” the approval of each of the proposals outlined above and as more fully described in the accompanying Proxy Statement.

Only stockholders of record at the close of business on March 29, 2016 are entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the U.S. headquarters of the Company.

You are cordially invited and encouraged to attend the Annual Meeting. Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Accordingly, please review our proxy materials and sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or submit your proxy or voting instruction card, as applicable, by telephone or through the Internet.

By Order of the Board of Directors of

Identiv, Inc.

Steven Finney

Interim Chief Financial Officer and Secretary

Fremont, California

April 11, 2016

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS INCLUDED ON THE PROXY CARD OR VOTING INSTRUCTIONS CARD. THANK YOU FOR ACTING PROMPTLY.

IMPORTANT: Please vote your shares via telephone or the Internet, as described herein and on the proxy card, to assure that your shares are represented at the meeting, or, mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 12, 2016.

The Proxy Statement and Annual Report are available at

https://materials.proxyvote.com/45170X

IDENTIV, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

May 12, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of the Company is furnishing this Proxy Statement to you in connection with the solicitation of proxies for use at our Annual Meeting to be held on May 12, 2016, at 8:00 a.m., local time, at the offices of Pillsbury Winthrop Shaw Pittman LLP located at 2550 Hanover Street, Palo Alto, California, 94304, or any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice of our Annual Meeting. References in this proxy statement to the “Company,” “we,” “our,” “us” or “Identiv” are to Identiv, Inc.

Copies of this Proxy Statement, the enclosed proxy card and our 2015 Annual Report to Stockholders are expected to be mailed on or about April 11, 2016 to stockholders of record as of the Record Date (as defined below).

Record Date

Our Board of Directors has fixed the close of business on March 29, 2016 as the record date (the “Record Date”) for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Shares Outstanding

At the Record Date, 10,746,911 shares of the Company’s Common Stock were outstanding and entitled to vote at the Annual Meeting. Our Common Stock is listed on The NASDAQ Capital Market under the symbol INVE.

Quorum

The holders of one-third (1/3) of the outstanding shares of our Common Stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (as described below) will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business.

Voting and Vote Required

Each stockholder of record on the Record Date will be entitled to one vote per share of Common Stock held on the Record Date on all matters submitted for consideration of, and to be voted upon by, the stockholders at the Annual Meeting.

Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of the nominees for director. No stockholder will be entitled to cumulative votes at the Annual Meeting for the election of any members of our Board of Directors.

The proposal to decrease the number of shares of Common Stock authorized requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

All other matters being submitted to stockholders require the affirmative vote of a majority of the votes cast. Proposal No. 5 (the Say on Pay proposal) is a non-binding, advisory proposal.

Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will be counted for purposes of determining whether a quorum is present for the transaction of business, but will not be considered as voting on such matter, except that in the case of Proposal No. 2 (Restated Certificate), abstentions shall have the same effect as a vote against the proposal. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the votes cast, or the other matters being submitted to stockholders, other than Proposal No. 2 (Restated Certificate) which require an affirmative vote of a majority of the outstanding common stock.

Voting Procedures

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring your proxy card or vote using the ballot provided at the meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of shares held in street name. Because a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, bank or nominee that holds your shares, giving you the right to vote those shares at the meeting. If you wish to attend the Annual Meeting and vote in person, you will need to contact your broker, bank or nominee to obtain a legal proxy.

If you are unable to attend the Annual Meeting, you may vote by proxy as follows:

•	Internet. You may submit a proxy over the Internet by following the instructions provided on the separate proxy card.

•	Telephone. You may submit a proxy over the telephone by following the instructions provided on the separate proxy card.

•	Mail. You may submit a proxy by mail by completing, signing and returning the separate proxy card in the prepaid and addressed envelope included with the proxy materials.

Stockholders are urged to specify their choices on the proxy they submit by Internet, telephone or mail. If you submit a proxy, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted as the Board of Directors recommends on each proposal and the persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. Stockholder votes will be tabulated by a representative of Broadridge Financial Solutions, Inc.

Brokers, banks, or other nominees that hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other intermediaries are entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares, but, absent instructions from the beneficial holders of such shares, they are not entitled to vote shares held for a beneficial holder on non-routine matters, such as the election of directors, authorization of a reduction in the number of authorized shares, amendments to the Company’s 2011 Incentive Compensation Plan and the approval of the advisory resolution on Say on Pay. Consequently, if you do not give your broker specific instructions, your shares may not be voted on the non-routine matters. Please instruct your bank or broker so your vote can be counted on all proposals.

Solicitation of Proxies

The cost of soliciting proxies will be borne by us. We may reimburse brokerage firms, banks and other persons representing the beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or regular employees without additional compensation.

Revocability of Proxies

If you are a stockholder of record, your proxy is revocable at any time before it is voted at the Annual Meeting either by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, however, will not by itself revoke a proxy previously delivered to us. If you have executed and returned a proxy and are present in person at the Annual Meeting and wish to vote at the Annual Meeting, you may elect to do so by notifying the inspector of elections, thereby suspending the power of the proxy holders to vote the proxy previously delivered by you.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person (attendance at the meeting will not by itself revoke a previously granted proxy).

Annual Report and Other Matters

Our Annual Report on Form 10-K for the year ended December 31, 2015, which is being made available to stockholders with or preceding this Proxy Statement, contains financial and other information about our Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We make all of our filings available free of charge on our website, www.identiv.com, including our proxy statements, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, together with amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act.

We will also provide to each stockholder of record as of the Record Date, without charge, copies of our Annual Report on Form 10-K for the year ended December 31, 2015, this Proxy Statement, and the related proxy card. Requests for copies may be made in writing directed to Identiv, Inc., 2201 Walnut Avenue, Suite 310, Fremont, California 94538, Attention: Investor Relations, by telephone at (949) 553-4251, or by e-mailing us at IR@Identiv.com.

Stockholder Proposals for 2017 Annual Meeting of Stockholders

Assuming a mailing date of April 11, 2017 for our 2017 proxy statement, stockholder proposals submitted for inclusion in our proxy materials for the 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at 2201 Walnut Avenue, Suite 310, Fremont, California 94538, Attention: Secretary, by December 12, 2016; provided, however, that if the date of the 2017 Annual Meeting of Stockholders is changed by more than 30 calendar days from the date of the Annual Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials.

Our Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. In general, such proposals shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

The notice period for proposals under our bylaws is not less than 60 calendar days nor more than 90 calendar days before the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. However, if the date of the Annual Meeting is moved more than 30 days after the anniversary of the Annual Meeting, the Company’s advance notice procedure requires that such proposal must be received by us not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Notice must be delivered to the Secretary of the Company and must be received by the Company no earlier than the close of business on January 11, 2017 and no later than the close of business on February 10, 2017. Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth therein. Our bylaws have been publicly filed with the Securities Exchange Commission (“SEC”).

If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2017 Annual Meeting of Stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2017 Annual Meeting of Stockholders.

PROPOSAL NO. 1

ELECTION OF CLASS II AND CLASS III DIRECTORS

Our Board of Directors is divided into three director classes with staggered three-year terms. Currently the authorized number of directors is five. Two directors serve in Class I (whose terms expire at the 2017 Annual Meeting), two directors serve in Class II (whose terms expire at this Annual Meeting because we did not hold an annual meeting in 2015) and one director serves in Class III (whose term also expires at this Annual Meeting).

The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has proposed, that James E. Ousley be elected as the Class II director at the Annual Meeting and Gary Kremen be elected as the Class III director at the Annual Meeting. Mr. Saad Alazem, the other Class II director, will not stand for reelection at the Annual Meeting, but will continue to serve through the end of his current term ending on the date of the Annual Meeting. We acknowledge with gratitude Mr. Alazem’s service on the Board of Directors and contributions to the Company. The Board has adopted a resolution that will reduce the authorized number of directors to four effective concurrently with the end of Mr. Alazem’s service as a director.

Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for Mr. Ousley, who currently serves as a Class II director and for Mr. Kremen, who currently serves as a Class III director. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holders named in the enclosed proxy will be voted for any nominee who is subsequently designated by the Board of Directors to fill the vacancy. We do not expect, however, that the nominees will decline to serve as director at the Annual Meeting, as they have agreed to serve if elected.

The nominee for Class II director and Class III director receiving the highest number of votes will be elected as the Class II director and Class III director, respectively. The nominee for Class II director elected at the Annual Meeting will serve for a term ending on the date of the 2018 Annual Meeting of stockholders or until his successor has been elected and duly qualified, or upon the date of his earlier resignation or removal. The nominee for Class III director elected at the Annual Meeting will serve for a term ending on the date of the 2019 Annual Meeting of stockholders or until his successor has been elected and duly qualified, or upon the date of his earlier resignation or removal.

Set forth below is information as of March 1, 2016 about the nominees and each of the other directors who will remain in office following the Annual Meeting:

Name	Age	Position	Director Since
CLASS I DIRECTORS
Steven Humphreys	54	Chief Executive Officer	1996
Daniel S. Wenzel	38	Director	2010

CLASS II DIRECTOR
James E. Ousley	70	Director and Chairman	2014

CLASS III DIRECTOR
Gary Kremen	52	Director	2014

Class II Director

James E. Ousley has served as the Chairman of the Board since September 9, 2015 and as a director of the Company since July 2014. James “Jim” Ousley has more than 40 years of experience leading global technology and telecommunications organizations. On July 1, 2014, he joined CVC Growth Capital as senior operating managing partner. Previously, he served as the chief executive officer at Savvis, Inc. from March 2010 to April 2013. Savvis was acquired by CenturyLink, where he served as chief executive officer of Savvis and president of enterprise markets group, which is now CenturyLink Technology Solutions, a global leader in cloud and managed solutions. Prior to Savvis, Mr. Ousley served as president and chief executive officer of Vytek Wireless, Inc., which was acquired by Calamp, Inc.; president and chairman of Syntegra (USA), a division of British Telecommunications Plc.; and president and chief executive officer of Control Data Systems, which was acquired by British Telecommunications. Mr. Ousley has also held various executive management positions with Control Data Corporation. Mr. Ousley currently serves on the board of directors of Integra, Inc., Datalink, Inc., Chayora Ltd., and Wireless Logic, and previously served on the board of directors of Savvis, Inc., ActivIdentity Corporation, Control Data Systems, Inc., Pacnet, Inc., Peak10, Bell Microproducts, Inc., and other technology and network companies. In determining to nominate Mr. Ousley for re-election as a director, the Board of Directors considered his many years’ experience as an executive officer of technology companies and his significant knowledge of global technology and telecommunications organizations, as well as his knowledge of cloud based technology solutions.

Class III Director

Gary Kremen has served as a director of the Company since February 2014. Mr. Kremen is a serial entrepreneur and an investor in over 100 private technology companies, private equity funds and venture capital funds. Companies he has founded include Match.Com, the world’s largest dating website, and Clean Power Finance, a leading white-label residential solar finance company backed by Google Ventures, Kleiner Perkins, Claremont Creek Ventures and several large utilities. Mr. Kremen is credited as the primary inventor on a 1995-filed patent for dynamic web pages, and holds four other patents. He holds Bachelor of Science degrees in Electrical Engineering and Computer Science from Northwestern University, as well as an MBA from the Stanford University Graduate School of Business. Currently, Mr. Kremen is a principal or managing partner with private companies including CapGain Solutions and serves on the board of directors of several entities, including CrowdFlower, the Santa Clara Valley Water District, The California Clean Energy Jobs Citizens Oversight Board and the UC Merced Foundation. Mr. Kremen brings to the Board of Directors his significant experience as a technology entrepreneur, his expertise with Internet, mobile and cloud technologies and his connections to the investment community in Silicon Valley, all of which are relevant to the Company’s strategy to deliver trust solutions for the connected world.

Class I Directors

Steven Humphreys has served as our Chief Executive Officer since September 9, 2015 and as a director of the Company since July 1996. Mr. Humphreys previously served as Chairman of the Board from September 2013 until September 9, 2015. Mr. Humphreys also previously served on the Strategic Committee of the Board of Directors. Previously, he also served as Lead Director from May 2010 until April 2013 and as Chairman of the Board of Directors from April 2000 to March 2007 and from July 1996 to December 1996. Mr. Humphreys also served as an executive officer of the Company, as President from July 1996 to December 1996 and as Chief Executive Officer from December 1996 to April 2000. From November 2011 to December 2014, Mr. Humphreys served as chief executive officer of Flywheel Software, Inc., a privately-held location-based mobile taxi app company. From October 2008 until its acquisition by SMSC in February 2010, Mr. Humphreys served as Chief Executive Officer and President of Kleer Corporation, a semiconductor provider for wireless audio technology. From October 2001 to October 2003, he served as Chairman of the Board and Chief Executive Officer of ActivCard Corporation, a publicly-listed company until December 2010 and a provider of digital identity solutions, for which he also served as a director from March 2008 until December 2010. Previously, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. Prior to Caere, he spent ten years with General Electric Company in a variety of positions. Currently, Mr. Humphreys also serves on the board of Summit Public Schools, a charter school system with schools across California and Washington state. Mr. Humphreys holds a B.S. degree from Yale University and M.S. and M.B.A. degrees from Stanford University. Mr. Humphreys brings to the Board of Directors his many years’ experience as an executive officer of technology companies ranging from startups to public companies, and as senior management within large multinationals. His continued involvement with emerging technologies, venture and angel investing, as well as his knowledge of the U.S. investment markets, and the wider technology and management communities are relevant to Identiv’s success.

Daniel S. Wenzel has served as a director of the Company since January 2010. He was appointed to the Board of Directors following the completion of the Company’s business combination with Bluehill ID AG (“Bluehill ID”). He is a founding partner of Bluehill ID and previously served on the board of directors of Bluehill ID since the company’s founding in March 2007. Mr. Wenzel has served since September 2005 as a delegate and member of the board of Mountain Partners AG, a German-Swiss investment group that he co-founded in September 2005 and for which he is responsible for strategic direction and expansion. Mountain Partners AG currently is one of the largest stockholders of the Company. Previously, Mr. Wenzel was Chief of Staff responsible for all strategy projects and merger and acquisition transactions and financing at ACG AG from 2001 to September 2005, during which time he successfully achieved the spin-off and sale of a significant division of the technology group. Prior to this, he worked with Dresdner Bank Latin America in 1998, BNP Paribas in 1999 and Bain & Company in 2000. Mr. Wenzel completed his studies at the WHU, Otto Beisheim Graduate School of Business Management, the Helsinki School of Economics, Finland and the Universidad Adolfo Ibañez, Chile, where he obtained a master’s degree (Diplom-Kaufmann) in business administration. Mr. Wenzel brings to the Board of Directors his experience as an investment professional and his significant knowledge of the capital markets and global technology trends.

To our knowledge, there are no family relationships between any of our directors or executive officers and any other of our directors or executive officers.

Director Independence

Our Board of Directors has reviewed the independence of each of our directors and our nominees and considered whether any director or nominee has had a material relationship with the Company or our management that could compromise his ability to exercise independent judgment in carrying out his duties and responsibilities. As a result of this review, our Board of Directors affirmatively determined that all of our directors, other than Mr. Humphreys, are independent under applicable rules of the NASDAQ Stock Market and the SEC. Until his appointment as our Chief Executive Officer in September 2015, Mr Humphreys was independent under applicable rules of the NASDAQ and the SEC.

In connection with the determination of independence of Daniel S. Wenzel, the Board of Directors considered Mr. Wenzel’s relationship with one of the Company’s largest stockholders, Mountain Partners AG, of which Mr. Wenzel is a co-founder and partner. The Board of Directors determined that such relationship would not compromise Mr. Wenzel’s ability to exercise independent judgment in carrying out his duties and responsibilities. In agreeing to serve as a member of our Board of Directors, Mr. Wenzel must act independently of Mountain Partners AG in discharging his fiduciary duties to stockholders of the Company and also is obligated not to disclose to Mountain Partners AG or use for his own benefit any confidential information that he may obtain during his service on our Board of Directors. Mr. Wenzel disclaims shared voting or dispositive power over any securities held by Mountain Partners AG.

Vote Required

At the Annual Meeting, the Class II nominee and Class III nominee receiving the highest number of “For” votes cast will be elected to our Board of Directors as Class II and Class III directors, respectively. Abstentions, broker non-votes and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law in the election of directors.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Class II nominee and the Class II nominee, each as listed above.

BOARD MEETINGS AND COMMITTEES

Board Leadership Structure

In accordance with the Company’s Bylaws, the Board of Directors elects all officers of the Company, including our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. The Board of Directors has determined that a Lead Independent Director should be elected when the roles of the Chairman of the Board and the Chief Executive Officer are filled by the same person, and such Lead Independent Director should be an independent director as defined by applicable NASDAQ Stock Market rules and the Company’s Corporate Governance Guidelines, and be elected annually. The role of the Lead Independent Director is to coordinate the activities of the independent directors, to advise the Chairman of the Board as to the information provided by Company management to the independent directors, to manage executive sessions of the Board of Directors’ independent directors, and to act as principal liaison between the independent directors and the Chairman of the Board.

Currently, Steven Humphreys serves as the Company’s Chief Executive Officer and James E. Ousley, who is an independent director, serves as Chairman of the Board of Directors. The Board of Directors believes that the current structure of the Board of Directors is an appropriate allocation of roles and responsibilities to effectively manage the affairs of the Company.

The Board of Directors’ Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee of the Board of Directors oversees management of financial risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Board Meeting Attendance

Our Board of Directors held 18 meetings in 2015. Each of our current directors attended at least 75% of the meetings of the Board of Directors and meetings of committees on which they served during 2015. As needed, our independent directors meet in executive session without Company management present to address any issues they determine to be appropriate. The independent Chairman of the Board presides at such executive sessions.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications between our stockholders and our Board of Directors, stockholders may communicate with the Board of Directors by sending an email to IR@Identiv.com or by writing to the Board of Directors at: Identiv, Inc., 2201 Walnut Avenue, Suite 310, Fremont, California 94538, Attention: Investor Relations. The Investor Relations staff will forward such communication to the Board of Directors or to any individual director or directors to whom the communication is directed as applicable, if the communication is relevant to the Company’s business and financial operations, policies or corporate philosophy.

Director Attendance at Stockholder Meetings

We do not have a policy regarding director attendance at stockholder meetings. One director attended the 2014 Annual Meeting of Stockholders, which is the most recent Annual Meeting that we held.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently has three standing committees, the Audit, Compensation and Nominating Committees, which are composed of independent directors appointed by the Board of Directors. From time to time the Board of Directors may choose to create additional committees. The charters of each of our standing committees are available on the Corporate Governance page within the Investor Relations section of our website at www.identiv.com.

Audit Committee

The Audit Committee of our Board of Directors assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, our process for monitoring compliance with laws and regulations, our audit process and standards of business conduct. Currently, the Audit Committee consists of Messrs. Alazem, Kremen, Ousley and Wenzel, and Mr. Ousley serves as Chairman. The Audit Committee held three meetings during 2015.

Our Board of Directors has determined that each member of the Audit Committee is an “independent director” within the rules of the NASDAQ Stock Market and the requirements set forth in Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has further determined that James E. Ousley is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.

In discharging its duties, our Audit Committee, among its other duties:

•

Selects the independent auditors, reviews the independent auditors’ fee arrangements, proposed audit scope and approach; and pre-approves audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible).

•	Reviews on a continuing basis the adequacy of the Company’s system of internal controls and financial reporting process.

•	Reviews the performance of the Company’s independent auditors and determines whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis.

•	Oversees the independence of the Company’s independent auditors.

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Reviews with management and the Company’s independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filings with the SEC or other regulatory body.

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Meets with management and the independent auditors to review and discuss the annual financial statements and the report of the independent auditors thereon and, to the extent the independent auditors or management brings any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information.

•	Meets quarterly with management and the independent auditors to review and discuss the quarterly financial statements.

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Meets at least quarterly with the auditors in order to ensure sufficient independence is maintained from management and to provide the opportunity for the auditors to brief the members of the Audit Committee in confidence.

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Reviews the Company’s policies relating to the avoidance of conflicts of interest and reviews past or proposed transactions between the Company, members of the Board of Directors and management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets.

•	Reviews all related party transactions for potential conflicts of interest.

See “Report of the Audit Committee of the Board of Directors” below for more information.

Compensation Committee

The Compensation Committee of our Board of Directors held three meetings during 2015. Currently, the Compensation Committee consists of Messrs. Alazem, Kremen and Wenzel, and Mr. Alazem serves as Chairman. The Board of Directors has determined that each member of the Compensation Committee currently serving or having served during 2015 is independent within the meaning of the applicable SEC and NASDAQ Stock Market rules.

Pursuant to its charter, the Compensation Committee has responsibility for and authority to:

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Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation;

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Develop, review and approve compensation policies and practices applicable to the Company’s officers who are deemed to be “executive officers” of the Company for SEC reporting purposes, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition of benefits;

•	Make recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based compensation plans;

•	Review the compensation and benefits offered to non-employee directors and recommend changes to the Board of Directors as appropriate; and

•

Administer and evaluate the Company’s incentive, equity-based and other executive compensation programs, including approving guidelines, making grants and awards and establishing annual award levels for employee stock options, units, restricted shares and other incentive and equity-based awards under such programs, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating eligible participants and imposing limitations and conditions on grants or awards.

The Compensation Committee is authorized to delegate any portion of its authority to subcommittees and to engage external independent consultants, as deemed necessary.

Processes and Procedures. On an annual or more frequent basis, the Company’s CEO recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other named executive officers. The executive officers named in the Summary Compensation Table of this proxy statement are referred to as our “Named Executive Officers.” Each Named Executive Officer is reviewed annually based on whether various performance objectives were met during the preceding review period. An evaluation of each officer’s performance is presented to the Compensation Committee and used in the Compensation Committee’s review and analysis of such officer’s overall compensation. No other Named Executive Officer currently has a role in determining or recommending the form or amount of compensation paid to the Named Executive Officers, other than providing such financial or other information as the Compensation Committee may request from time to time. Although the participation of our CEO could influence performance targets, our Compensation Committee rather than our CEO makes all determinations regarding performance goals and targets. Our CEO does not attend any portion of meetings at which his compensation is discussed.

Independent Compensation Consultant. As indicated above, pursuant to its charter, the Compensation Committee has the power, in its discretion, to retain at the Company’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out the Compensation Committee’s duties. Under its charter, the Compensation Committee has the express authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation. If the Compensation Committee decides in its discretion to retain such a firm, the Board of Directors delegates to the Compensation Committee the sole authority to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of the Company’s senior executive officers (including all of the Named Executive Officers).

The Company engaged a compensation consultant to provide comparable information on compensation for the Board of Directors in 2015.

Compensation Committee Interlocks and Insider Participation. No director who served on the Compensation Committee during 2015 and no current member of the Committee is a current or former executive officer or employee of the Company. No director who served on the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Analysis of Risk in Compensation Programs. In setting compensation, the Compensation Committee also considers the risks to the Company’s stockholders, and the Company as a whole, arising out of the Company’s compensation programs. The Committee considered the various elements of the Company’s compensation practices, including base salary, annual bonus programs, short and long-term incentive awards, the use of cash and equity awards, and how performance is evaluated. While our annual bonus programs may encourage short-term risk taking on the part of participating employees, the Committee believed that these risks were balanced by the use of fixed base salaries and long-term equity incentives that encourage employees to take a long-term view of our business aligned with the interests of the Company’s stockholders. The Committee did not identify any risks arising from the Company’s compensation policies and practices reasonably likely to have a material adverse effect on the Company.

Nominating Committee

The Nominating Committee assists in identifying individuals qualified to become members of the Board of Directors. Currently, the Nominating Committee consists of Messrs. Kremen and Wenzel, with Mr. Wenzel serving as the committee’s Chairman. The Board of Directors has determined that each of the members of the Nominating Committee is independent within the meaning of the NASDAQ Stock Market director independence standards. The Nominating Committee held two meetings during 2015.

POLICY FOR DIRECTOR RECOMMENDATIONS AND NOMINATIONS

The primary role of the Nominating Committee is to develop and recommend to the Board of Directors criteria for identifying and evaluating director candidates and to establish a procedure for consideration of director candidates recommended by our stockholders. The Nominating Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, the Nominating Committee seeks to identify and evaluate potential candidates at meetings of the Nominating Committee, which can take place at any point during the year.

Candidates may come to the attention of the Board of Directors through current members of the Board of Directors, professional search firms, stockholders or other parties. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise. The Nominating Committee will consider candidates submitted by stockholders as nominees for election as directors of the Company. Stockholders wishing to have the Nominating Committee consider a candidate should submit the name(s) and supporting information to Corporate Secretary, c/o Identiv, Inc., 2201 Walnut Avenue, Suite 310, Fremont, California 94538, and should include the following information: (a) the name(s) and address(es) of the stockholder(s)

making the recommendation and of the persons to be nominated; (b) a representation that the stockholder is a record holder of stock of the Company entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Company if so elected; and (f) appropriate biographical information and a statement as to the qualifications of the candidate. Written notice of a nomination must be received by us within the timeframe described under “Stockholder Proposals for 2017 Annual Meeting of Stockholders” above.

As part of its selection process, the Nominating Committee may consider recommendations of director candidates with diverse backgrounds and experience who are expected to enhance the quality of the Board of Directors, serve stockholders’ long-term interests and contribute to our overall corporate goals. Pursuant to our Corporate Governance Guidelines, we endeavor to have a Board of Directors representing diverse experience at policy-making levels in various areas that are relevant to our global activities. While the Nominating Committee has not established specific minimum criteria for candidates, the philosophy of the Committee is that directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience and be committed to representing the long-term interests of our stockholders. Candidates must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. In evaluating candidates, the Nominating Committee may consider a candidate’s work experience related to our business, general professional experience and overall expected contributions to the Board of Directors in relation to other directors already serving on the Board of Directors. When evaluating existing directors for nomination for re-election, the Nominating Committee may also consider the directors’ past Board of Directors and committee meeting attendance and participation.

The Nominating Committee evaluates stockholder-recommended candidates using the same process and the same criteria it uses to evaluate candidates from other sources.

The Nominating Committee has the authority to retain outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm’s fees and other retention terms.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that assist the directors in following corporate practices that serve the best interests of the Company and its stockholders, including guidelines relating to board composition, director qualifications and selection process, director independence, board committees and auditor independence. The Corporate Governance Guidelines are available on the Corporate Governance page within the Investor Relations section of our website at www.identiv.com. The Nominating Committee and the Board of Directors review the Corporate Governance Guidelines annually and the Board of Directors may amend the Corporate Governance Guidelines at any time.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all of our employees, including our CEO, Chief Financial Officer (“CFO”), any other principal accounting officer and for the members of our Board of Directors. Our Code of Conduct and Ethics is posted on the Corporate Governance page within the Investor Relations section of our website, at www.identiv.com. The Board of Directors may amend the Code of Conduct and Ethics at any time and has the sole authority to approve any waiver of the Code of Conduct and Ethics relating to the activities of any of our senior financial officers, other executive officers and directors.

COMPENSATION OF DIRECTORS

Through May 31, 2015, each non-employee member of our Board of Directors was eligible to receive cash compensation, payable quarterly, as detailed below. However, a director may elect to receive, in lieu of cash, equity awards under our 2011 Incentive Compensation Plan. Annual compensation for each eligible director through May 31, 2015 potentially included:

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an annual retainer of $25,000 paid in cash, or, at each director’s election, $30,000 paid in equity awards (representing 120% of the annual cash retainer). For the Chairman of the Board of Directors, an annual retainer of $31,250 paid in cash, or, at the Chairman’s election, $37,500 paid in equity awards (representing 120% of the annual cash retainer);

•	an additional annual retainer for service as Lead Director of the Board of Directors, if applicable; and

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an annual equity grant under the 2011 Incentive Compensation Plan with a fair value of $175,000 for each eligible director who serves on the Board of Directors until the next Annual Stockholder Meeting, such amount to be allocated between restricted stock units (“RSUs”) and stock options at the election of each eligible director. For the Chairman of the Board of Directors, an annual equity grant under the 2011 Incentive Compensation Plan with a fair value of $218,750 for serving as Chairman of the Board of Directors until the next Annual Stockholder Meeting, such amount to be allocated between RSUs and stock options at the election of the Chairman. Equity awards were awarded each year on the date of the Annual Stockholder Meeting to vest in four equal installments over a one year period or by the date of the next Annual Stockholder Meeting or for a pro-rated amount. No stock options were granted in 2015.

For directors who elect to receive shares in lieu of cash as payment for their service on the Board of Directors, such shares may not be sold except in exceptional circumstances and subject to the prior approval of the Compensation Committee.

On September 9, 2015, the Board of Directors approved a new compensation structure for non-employee directors effective for a one-year period commencing as of June 1, 2015. Each non-employee director is eligible to receive cash compensation, payable monthly, as detailed below. However, a director may elect to receive, in lieu of cash, RSUs under the 2011 Incentive Compensation Plan. Annual compensation for each eligible director potentially includes:

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an annual retainer of $100,000 paid in cash or, at each director’s election, $115,000 paid in equity awards (representing 115% of the annual cash retainer). For the Chairman of the Board or Lead Independent Director, an annual retainer of $180,000 paid in cash, or, at the Chairman or Lead Independent Director’s election, $207,000 paid in RSUs (representing 115% of the annual cash retainer);

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an additional annual retainer of $40,000 for service on each committee of the Board of Directors paid in cash, or, at each committee member’s election, $46,000 paid in equity awards (representing 115% of the annual cash retainer), except for the Chairman of the Audit Committee, who is eligible to receive an annual cash retainer of $65,000, or, at the Chairman’s election, $74,750 paid in RSUs (representing 115% of the annual cash retainer); and

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for 2015 only, and in lieu of the regular committee compensation, a one-time retainer of $20,000 for service on the Special Committee of the Board paid in cash, or, at each committee member’s election, $23,000 paid in equity awards (representing 115% of the annual cash retainer), except for the Chairman of the Special Committee, who is eligible to receive an annual cash retainer of $50,000, or, at the Chairman’s election, $57,500 paid in RSUs (representing 115% of the annual cash retainer).

Additionally, we reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors, which primarily consist of travel expenses associated with Board of Directors or committee meetings or with committee assignments.

Mr. Alazem’s compensation for service on the Board of Directors and committees of the Board of Directors will be prorated based on the duration of his service on the Board of Directors through the date of the 2016 Annual Meeting. Mr. Humphreys’ compensation for service on the Board of Directors and committees of the Board of Directors was prorated until September 8, 2015, when he became an employee. See “Executive Compensation.”

On December 23, 2015, the Board of Directors modified the director compensation program to provide that a minimum of 50% of the annual retainers must be paid in RSUs, and to eliminate, retroactive to June 1, 2015, the provision that retainers paid in RSUs would reflect a 15% premium over the cash equivalent.

Director Compensation

The following table sets forth summary information concerning the compensation paid to our non-employee directors for their service as directors in 2015:

Name	Fees Earned or Paid in Cash($)	Stock Awards($) (1)(2)	Option Awards($)	Total($)
Saad Alazem (3)	52,500	60,375	—	112,875
Steven Humphreys (4)	71,233	—	—	71,233
Gary Kremen (5)	75,833	87,208	—	163,042
James E. Ousley (6)	108,125	124,344	—	232,469
Daniel S. Wenzel (7)	74,167	85,292	—	159,458

(1)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). The assumptions used in determining grant date fair value of these awards are set forth in Note 4 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015.

(2)	Stock award amounts reflect restricted stock awards granted for service as a director and on committees. The number of shares awarded in lieu of cash was calculated based on dividing the total quarterly cash fee payable by the closing price of our Common Stock on or near the last day of the applicable quarter.
(3)	At December 31, 2015, Mr. Alazem held options to purchase 14,494 shares of Common Stock and 2,248 RSUs.
(4)	Does not include compensation for services as our Chief Executive Officer effective as of September 9, 2015, which compensation is described under “Executive Compensation” or equity awards that are contingent upon stockholder approval of Proposal 3. At December 31, 2015, Mr. Humphreys held options to purchase 17,200 shares of Common Stock and 4,683 RSUs.
(5)	At December 31, 2015, Mr. Kremen held options to purchase 1,000 shares of Common Stock and 3,746 RSUs.
(6)	At December 31, 2015, Mr. Ousley held options to purchase 1,000 shares of Common Stock and 3,746 RSUs.
(7)	At December 31, 2015, Mr. Wenzel held options to purchase 19,994 shares of Common Stock and 2,248 RSUs.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On March 17, 2016, our Board of Directors approved, and is asking the stockholders to approve, an amendment to our Restated Certificate to reduce the number of shares of Common Stock authorized for issuance by 80,000,000 shares, from 130,000,000 shares to 50,000,000 shares (the “Share Decrease”). The number of shares of Preferred Stock authorized for issuance under our Certification of Incorporation would remain unchanged at 10,000,000 shares.

As a Delaware corporation, we are required to pay Delaware franchise tax. Delaware franchise tax is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. The greater the difference between the number of shares outstanding and the number of shares authorized, the greater the tax liability. Our Certificate of Incorporation currently authorizes the issuance of up to 130,000,000 shares of our common stock. The currently authorized 130,000,000 shares of our common stock greatly exceeds the 10,746,911 shares outstanding as of March 1, 2016. In order to reduce our Delaware franchise tax liability, our board of directors has determined that it is in our best interest and that of our stockholders to amend our Certificate of Incorporation to decrease the number of authorized shares of our common stock from 130,000,000 shares to 50,000,000 shares. If our authorized shares were set at 50,000,000 shares in 2015, we would have lowered our Delaware franchise tax liability by approximately $60,000. Subject to changes in the franchise tax rates by Delaware, we believe this proposed amendment of our Certificate of Incorporation will result in similar annual Delaware franchise tax savings in the future.

If our stockholders approve this proposal, our board of directors intends to file an amendment and restatement of our Certificate of Incorporation with the Secretary of State of the State of Delaware to decrease the number of authorized shares of our common stock immediately following stockholder approval. If this proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

As of March 1, 2016, 10,746,911 shares of our Common Stock are issued and outstanding. In addition, an aggregate of 2,766,756 shares of Common Stock have been reserved for issuance as follows: (i) 1,784,437 shares under our existing incentive programs, (ii) 741,047 shares issuable pursuant to outstanding warrants, and (iii) 10,355 shares to be issued to remaining Bluehill ID AG stockholders. As of March 1, 2016, 230,917 shares of our Common Stock remain available for future issuance under our existing equity incentive programs.

After evaluating the number of authorized shares of Common Stock issued and outstanding and the number reserved for issuance, our Board of Directors believes that it is prudent to decrease the authorized number of shares of our common stock from 130,000,000 shares to 50,000,000 shares in order to reduce our Delaware tax liability while maintaining an adequate reserve of authorized but unissued shares to save time and money in responding to future events requiring the issuance of additional shares of our common stock, such as acquisitions or equity offerings. All authorized but unissued shares of our common stock will be available for issuance from time to time for any proper purpose approved by our board of directors (including issuance in connection with stock-based employee benefit plans, future stock splits by means of a dividend and issuances to raise capital or effect acquisitions).

The proposed Share Decrease will not change the number of shares of Common Stock outstanding, nor will it have any immediate effect or change to the rights of current holders of the Company’s Common Stock or their percentage voting or ownership interest of the Company. The Share Decrease will not change the par value of the Common Stock. The Share Decrease does not change the number of shares of preferred stock that the Company is authorized to issue. However, the Company expects that the decrease in authorized shares of Common Stock may reduce future Delaware franchise tax obligations.

The full text of the proposed amendment to the Restated Certificate to effect the Share Decrease is set forth in Annex A to this Proxy Statement. If the proposed amendment is approved, the Company will cause a certificate of amendment to the Company’s Restated Certificate to be filed with the Delaware Secretary of State as soon as practicable following stockholder approval. The proposed amendment to the Restated Certificate will become effective upon filing of the amendment to the Restated Certificate with the Delaware Secretary of State without any further action on the part of the stockholders. However, even if our stockholders approve the proposed amendment to the Company’s Restated Certificate, the Company reserves the right not to effect the Share Decrease if, in the opinion of the Board of Directors, it would not be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Share Decrease described above. As a result, abstentions and broker non-votes will have the same effect as voting against the proposal.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 2 is in the best interests of the Company and our stockholders and recommends a vote “FOR” the amendment to decrease the number of authorized shares of Common Stock.

PROPOSAL NO. 3

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED

2011 INCENTIVE COMPENSATION PLAN

The Company’s stockholders are being asked to approve an amendment and restatement of the Company’s 2011 Incentive Compensation Plan (the “2011 Plan”), which was originally adopted by the Board of Directors on April 7, 2011 and approved by the Company’s stockholders on June 6, 2011 and was subsequently amended by the Board of Directors on April 25, 2014 and approved by the Company’s stockholders on May 22, 2014. The amended and restated 2011 Plan being submitted to the stockholders for approval was approved by the Board of Directors on December 23, 2015. Stockholder approval of the proposed amendment and restatement of the 2011 Plan would (i) increase the number of shares of Common Stock reserved for issuance under the 2011 Plan, (ii) increase the annual per-participant share limit for awards under the 2011 Plan, (iii) extend the period of eligibility for granting performance-based compensation (within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”)) awards under the 2011 Plan and (iv) extend the term of the 2011 Plan.

Background

An aggregate of 1,859,956 shares of our Common Stock have been authorized for issuance under the 2011 Plan, including the shares that remained available for issuance under our 2007 Stock Option Plan and 2010 Bonus and Incentive Plan at the time of those plans’ termination. As of March 1, 2016, a total of 32,931 shares had been exercised and issued under the 2011 Plan; 709,644 shares remained subject to outstanding stock options under the 2011 Plan, with a weighted average exercise price of $9.76 per share and a weighted average remaining term of approximately 6.57 years; 721,918 shares remained subject to unvested RSU awards; and 222,134 shares remained available for the future grant of equity-based awards under the 2011 Plan. The closing market price on The NASDAQ Stock Market for a share of our Common Stock on March 1, 2016, was $2.15 per share. Unless earlier terminated by the Board of Directors, the 2011 Plan will terminate on December 23, 2025, the tenth anniversary of its most recent amendment and restatement.

Summary of the Proposal

Our Board of Directors, based on the recommendation of the Compensation Committee, approved an amendment and restatement of the 2011 Plan on December 23, 2015, subject to approval by our stockholders at the Annual Meeting that (i) increases by 2,000,000 the aggregate maximum number of shares that may be issued under the 2011 Plan and (ii) increases the annual, per-participant limits from 150,000 shares to 250,000 shares (or 500,000 in the year of hire) under the 2011 Plan with respect to option and/or SAR awards and with respect to restricted stock, restricted stock unit, performance share and/or other stock-based awards.

As part of our overall compensation program, the Company grants equity-based compensation awards to our employees, officers, directors and consultants at the time of engagement, annually, and in certain other circumstances. We believe that these awards are an important component of compensation in the technology industry, as they provide the opportunity to acquire or increase a proprietary interest in the Company and encourage recipients to expend their maximum efforts in the creation of stockholder value. The 2011 Plan is the primary plan from which the Company may grant equity-based awards to our employees, officers, directors and consultants. We believe this amendment and restatement of the 2011 Plan reflects best practices in our industry and allows the establishment of a stronger pay-for-performance culture.

With only 222,134 shares remaining available for the future grant of equity-based awards as of March 1, 2016, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees in 2016 and future years, including the proposed awards to our new Chief Executive Officer discussed below. This could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we were unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent. This could have a significant effect upon our quarterly results of operations and balance sheet and not be competitive with other companies that offer equity. Based upon our review of our current and anticipated equity award requirements, we believe that the authorization of an additional 2,000,000 shares under the 2011 Plan will provide us with enough shares to continue to offer competitive equity compensation through the 2017 Annual Meeting of Stockholders. The 2011 Plan currently limits each participant’s annual cash-based awards to $3,000,000, each participant’s option and/or SAR awards to 150,000 shares and each participant’s restricted stock, RSUs, performance shares and/or other stock-based awards to 150,000 shares. Increasing the annual, per-participant limit for each of the categories of stock-based awards by 100,000 to 250,000 (and by 400,000 to 500,000 for the initial year of hire) will provide greater flexibility in making stock-based awards for key new hires and for structuring long-term incentive awards with multi-year performance periods.

The amended and restated 2011 Plan is designed to preserve our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain types of awards. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or any of the three other most highly compensated officers of a publicly held company other than the CFO. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights (“SARs”), certain restricted stock and RSU awards, performance shares, performance units and certain other stock-based awards granted under the 2011 Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2011 Plan establishes performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, RSUs, performance shares, performance units and other stock-based awards that are intended to result in qualified performance-based compensation and establishes fiscal year limits on the maximum number of shares for which certain awards may be granted to any participant. The Company’s ongoing ability to grant performance-based awards for purposes of Section 162(m) of the Code is contingent on receiving stockholder approval of certain elements of the 2011 Plan relating to participant eligibility, performance criteria and annual participant award limits at least every five (5) years. The stockholders approved these elements of the 2011 Plan at the time they initially approved its adoption; this approval will expire as of the date of the 2016 Annual Meeting (although any awards granted before such date would be unaffected by such expiration). If the proposed amendment and restatement of the 2011 Plan is approved, then awards granted under the 2011 Plan at any time until the Company’s first stockholder meeting to occur in 2021 may continue to be structured to qualify as performance-based compensation.

If our stockholders do not approve this 2011 Plan proposal, then the current share limits under, and other terms and conditions of, the 2011 Plan will continue in effect for its existing term. In addition, if stockholders do not approve the proposal, those awards to Mr. Humphreys described under the section below entitled “New Plan Benefits under the 2011 Plan” will not be granted under the 2011 Plan.

Summary Description of the 2011 Plan

The principal terms of the 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2011 Plan, which appears (as proposed to be amended) as Annex B to this Proxy Statement.

General

The purpose of the 2011 Plan is to assist the Company in attracting, motivating, retaining and rewarding high-quality employees, officers, directors and consultants with annual and long-term performance equity awards. Our current growth strategy is largely dependent upon the services of our executive officers, directors and key personnel. These incentives may be provided through the grant of stock options, SARs, restricted stock, RSUs, bonus share awards, performance shares, performance units, other stock-based awards and dividend equivalent awards.

Shares Available for Awards

As amended, an aggregate total of 3,859,956 shares of Common Stock would be cumulatively authorized for issuance under the 2011 Plan, of which 222,134 shares would have remained available for grant as of March 1, 2016 had the proposed amendment been effective at that time. In addition, to comply with applicable tax rules, the 2011 Plan also limits to 3,859,956 the number of shares that may be issued upon the exercise of incentive stock options (“ISOs”) granted under the 2011 Plan.

Share Counting

The number of shares remaining available for grant at any time will be increased by the number of shares of Common Stock with respect to which awards previously granted under the 2011 Plan are forfeited, expire or otherwise terminate without issuance of shares of Common Stock, or are settled for cash or otherwise do not result in the issuance of shares of Common Stock, and the number of shares of Common Stock that are tendered (either actual or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements will not reduce the number of shares remaining available for grant. Awards issued in substitution for awards previously granted by a company acquired by the Company or a related entity (as defined in the 2011 Plan), or with which the Company or any related entity combines, do not reduce the limit on grants of awards under the Plan. The maximum aggregate number of shares of Common Stock that may be delivered under the Plan as ISOs will be 3,859,956.

Annual Per-Person Limitations

The 2011 Plan imposes individual limitations on the amount of certain awards in part to comply with Section 162(m) of the Code. Under these limitations of the 2011 Plan, as amended, during any fiscal year of the Company, no participant may be granted (i) stock options or SARs with respect to more than 250,000 shares of Common Stock, or (ii) shares of restricted stock, RSUs, performance shares and other stock based-awards with respect to more than 250,000 shares of Common Stock, in each case, subject to adjustment in certain circumstances. However, in an eligible participant’s initial year of employment with the Company, he or she will be eligible to receive stock options and/or SARs covering up to 500,000 shares of Common Stock as well as restricted stock, RSUs, performance shares and/or other stock-based awards covering up to 500,000 shares of Common Stock. The maximum amount that may be paid out as performance units with respect to any 12-month performance period will remain $3,000,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $3,000,000 multiplied by the number of full 12-month periods that are in the performance period.

Adjustments for Capital Structure Changes

A committee designated by the Board of Directors consisting of not less than two directors (the ‘‘Compensation Committee’’) will make appropriate adjustments to the number of shares authorized under the 2011 Plan and the limitations described in the preceding paragraph and to outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that any extraordinary dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock. The Committee Compensation is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2011 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any related entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any ISOs. An employee on leave of absence may be considered as still in the employ of the Company or a related entity for purposes of eligibility for participation in the 2011 Plan.

Administration

The 2011 Plan is administered by the Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the Board may exercise any power or authority granted to the Compensation Committee under the 2011 Plan. Subject to the terms of the 2011 Plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2011 Plan, construe and interpret the 2011 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2011 Plan.

Stock Options and Appreciation Rights

The Compensation Committee is authorized to grant stock options, including ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Compensation Committee, provided that the exercise price (i) per share of an ISO shall be no less than 100% of the fair market value of a share of Common Stock on the date such option is granted and (ii) in any event, be no less than the par value of a share of Common Stock on the date of grant. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of Common Stock on the date such ISO is granted.

For purposes of the 2011 Plan, the term “fair market value” means the fair market value of Common Stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of Common Stock as of any given date is the closing sales price per share of Common Stock as reported on a consolidated basis on the principal stock exchange or market on which Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee, except that no option or SAR may have a term exceeding ten years, and no ISO granted to a 10% stockholder (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and SARs are determined by the Compensation Committee. The Compensation Committee, thus, may permit the exercise price of options awarded under the Plan to be paid in cash, shares, other awards or other property (including loans to participants).

Automatic Options for Non-Employee Directors and Stock in Lieu of Fees

The 2011 Plan provides that in addition to any other options that non-employee directors may be granted, non-employee directors will automatically be granted options as follows: (i) an initial grant on the date Board service begins of options to acquire that number of shares as determined by the Board of Directors or, if no amount is established by the Board, to acquire 1,000 shares and (ii) annual grants on the date of re-election at an annual meeting of awards to acquire that number of shares as determined by the Board of Directors. Initial option grants will vest as to one-twelfth (1/12th) of the total award each month and stock awards will vest quarterly so that the award is fully vested on the first anniversary of the grant. Annual option grants and stock awards will vest quarterly so that the award is fully vested on the first anniversary of the grant. If an optionholder’s status as director terminates for any reason other than death, he or she will have 90 calendar days to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination). If an optionholder’s status as director terminates due to death, his or her estate will have twelve months to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination).

In addition, the Compensation Committee may grant shares of Common Stock or other awards in lieu of obligations to pay cash under any compensatory arrangements, including the payment of fees to directors for their service on the Board of Directors, subject to such terms as the Compensation Committee may specify.

Restricted Stock and Restricted Stock Units

The Compensation Committee is authorized to grant restricted stock and RSUs. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of until vested, and which is subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Compensation Committee. An award of RSUs confers upon a participant the right to receive shares of Common Stock or cash equal to the fair market value of the specified number of shares of Common Stock covered by the RSUs at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an award of RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under the 2011 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards

The Compensation Committee or the Board is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Compensation Committee determines the terms and conditions of such awards.

Performance Awards

The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of Common Stock or other property, or any combination thereof, as determined by the Compensation Committee. Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the three highest compensated officers of the Company (other than the Company’s chief executive officer or principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Compensation Committee and not the Board of Directors.

If and to the extent that the Compensation Committee determines that these provisions of the 2011 Plan are to be applicable to any award, one or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a related entity (except with respect to the total stockholder return and earnings per share criteria), are to be used by the Compensation Committee in establishing performance goals for awards under the 2011 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a share of Common Stock. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Compensation Committee may exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (iii) a change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Compensation Committee specifies at the time the award is granted. The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential Award. Notwithstanding the inclusion of these performance-based compensation provisions in the 2011 Plan, the Company reserves the discretion to pay amounts which may or may not be deductible under Section 162(m) of the Code.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Common Stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2011 Plan. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2011 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers, subject to any terms and conditions the Compensation Committee may impose thereon. Awards under the 2011 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the 2011 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a “change in control” (as defined in the 2011 Plan) of the Company, as defined in the 2011 Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Compensation Committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Plan or the Compensation Committee’s authority to grant awards without further stockholder approval (including in a manner adverse to the rights of a participant under an outstanding award), except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2011 Plan which might increase the cost of the 2011 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2011 Plan, as amended, will terminate at the earliest of (a) such time as no shares of Common Stock remain available for issuance under the 2011 Plan, (b) termination of the 2011 Plan by the Board of Directors, or (c) the tenth anniversary of the most recent amendment and restatement of the 2011 Plan. Awards outstanding upon expiration of the 2011 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Summary of Federal Income Tax Consequences of Awards

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2011 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. The 2011 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionholder generally is not taxable upon the grant of a nonqualified stock option granted under the 2011 Plan. On exercise of a nonqualified stock option granted under the 2011 Plan, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionholder is an employee of the Company or a related entity, that income will be subject to the withholding of Federal income and employment tax purposes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and their holding period for those shares will begin on that date.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionholder, provided that the deduction is not otherwise disallowed under the Code.

Incentive Stock Options

The 2011 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionholder generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionholder holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the “Required Holding Period”, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, an optionholder disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionholder generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, provided that the deduction is not otherwise disallowed under the Code.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2011 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the stock award, equal to the excess, if any, of the fair market value of the stock on the date the stock award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2011 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

The Company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2011 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to participants under the Plan whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such awards, may, if and to the extent so intended by the Compensation Committee, be granted in a manner that will qualify as such

“performance-based compensation,” so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that awards under the 2011 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

New Plan Benefits Under the 2011 Plan

The grant of additional awards under the 2011 Plan in the future and the nature of any such awards are subject to the discretion of the Compensation Committee (or, in the case of awards to non-employee directors, the Board of Directors). Accordingly, it is not possible to determine the number, amount and type of future awards to be received by or allocated to eligible named executive officers, non-employee directors and other employees as a result of the proposed amendment and restatement of the 2011 Plan, except with respect to the contingent grants approved by the Compensation Committee on September 9, 2015. The Compensation Committee approved stock option and RSU grants to Steven Humphreys, subject to the Company’s stockholders approving the amendment and restatement of the 2011 Plan at the Annual Meeting. The stock option has an exercise price of $4.36 per share, the closing price of our Common Stock on September 9, 2015. The option grant to Mr. Humphreys will, subject to continued service through the vesting dates, vest as to 25% of the covered shares on the one-year anniversary of the grant with the remainder vesting on a ratable, monthly basis over the following three years. The stock option and expires ten years after the date of grant. The RSUs granted to Mr. Humphreys will, subject to continued service, vest as to 25% of the covered shares on the one-year anniversary of the grant with the remainder vesting on a ratable, quarterly basis over the following three years. As of March 1, 2016, the fair market value of the Common Stock underlying the contingent awards to Mr. Humphreys was $1,606,302. In the event the stockholders do not approve the amended and restated 2011 Plan by June 30, 2016, Mr. Humphreys shall receive alternative incentive compensation as the Board of Directors determines to be appropriate and commensurate with Mr. Humphreys’ position as Chief Executive Officer, which in the good faith judgment of the Board will be equivalent value to that which could reasonably have been achieved by means of the grant to Mr. Humphreys of the stock option and the RSUs described above.

The following table shows the amount of all awards contingent on stockholder approval of the amendment and restatement of the 2011 Plan.

Name and Position	Number of shares subject to Stock Options	Dollar Value of Restricted Stock Units (1)	Number of shares subject to Restricted Stock Units
Named Executive Officers:
Steven Finney, Interim Chief Financial Officer (2)	—	—	—
Jason Hart, former President, Chief Executive Officer and Director (3)	—	—	—
Steven Humphreys, Chief Executive Officer and Director (4)	444,460	$650,713	302,657
Brian Nelson, former Chief Financial Officer (5)	—	—	—
All current executive officers, as a group (2 persons)	444,460	$650,713	302,657
All current directors who are not executive officers, as a group	—	—	—
All employees, including current officers who are not executive officers, as a group	—	—	—

(1)	Represents the total grant date fair value of the awards computed in accordance with ASC 718 based on the grant date closing price of our Common Stock of $4.36 per share and excluding any estimate of future forfeitures. Reference is made to Note 4 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a detailed description of the material assumptions used in valuing stock awards.
(2)	Mr. Finney was appointed interim Chief Financial Officer effective November 18, 2015.

(3)	Mr. Hart ceased to serve as Chief Executive Officer effective September 9, 2015. Mr. Hart Ceased to serve as President and as an employee effective February 2, 2016, and resigned as a member of the Board the same date.
(4)	Mr. Humphreys was appointed Chief Executive Officer, replacing Mr. Hart, on September 9, 2015.
(5)	Mr. Nelson transitioned to Vice President of Business Strategy effective November 18, 2015.

Aggregate Past Grants and Options to Certain Persons

As of March 1, 2016, awards covering 1,637,822 shares of Common Stock had been granted under the 2011 Plan (net of cancellations). As of March 1, 2016, these awards had an aggregate fair market value of $3,521,317. The following table shows information regarding the distribution of those awards among the persons and groups identified below, excluding the award to Mr. Humphreys discussed above.

Name and Position	Number of Shares Subject to Past Grants
Executive Group:
Steven Finney Interim Chief Financial Officer	35,000
Jason Hart Former President, Chief Executive Officer and Director	310,833
Steven Humphreys Chief Executive Officer	37,431
Brian Nelson Former Chief Financial Officer	200,000

Total for Executive Group:	583,264

Non-Executive Director Group:
Saad Alazem	25,228
Gary Kremen	16,994
James E. Ousley	13,487
Daniel S. Wenzel	38,282

Total for Non-Executive Director Group:	93,991

Each other person who has received 5% or more of the awards under the 2011 Plan	—
All employees who are not executive officers or directors, as a group	960,567

Total	1,637,822

Mr. Ousley and Mr. Kremen are nominees for re-election at the Annual Meeting.

Equity Compensation Information for Plans

For a description of the equity compensation information for plans, see the table under the section entitled “Equity Compensation Plan Information” within this Proxy Statement.

Vote Required

The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting will be required for approval of the amended and restated 2011 Plan described above. Brokers are prohibited from giving proxies to vote on equity compensation plan matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal No. 3 if you want your broker to vote your shares on the matter. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the outcome of this proposal.

Interests of Directors

In considering the recommendation of our Board of Directors with respect to the approval of the amended and restated 2011 Plan, stockholders should be aware that the members of our Board of Directors have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2011 Plan and therefore the directors and/or their successors may benefit from the proposed increase in the 2011 Plan’s aggregate share limit. For more information about equity grants to our directors, see “Compensation of Directors” above.

Recommendation of the Board of Directors

The Board believes that Proposal No. 3 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote “FOR” approval of the amended and restated 2011 Plan.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors is asking you to ratify the appointment of Burr Pilger Mayer, Inc. (“BPM”) as our independent auditor for the fiscal year ending December 31, 2016. Although our Bylaws and applicable legal requirements do not require stockholder ratification of the selection of BPM as our independent auditor, our Board of Directors is submitting the selection of BPM to our stockholders for ratification as a matter of good corporate practice. We expect that a representative of BPM will be available at the Annual Meeting to make a statement and will be available to respond to appropriate questions.

In the event that our stockholders fail to ratify the appointment of BPM as independent auditor, our Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting will be required to ratify the appointment of BPM as our independent registered public accounting firm, for the fiscal year ending December 31, 2016. As a result, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Burr Pilger Mayer Inc., an independent registered public accounting firm, to serve as the Company’s independent auditor for the fiscal year ending December 31, 2016.

Principal Accountant Fees and Services

The aggregate fees billed or to be billed to us by BPM for the fiscal year ended December 31, 2015 and BDO USA, LLP (“BDO”), the independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2014, are as follows:

	2015 (1)	2014 (1)
Audit Fees	$528,000	$640,000
Audit-Related Fees	—	98,636
Tax Fees	—	—
All Other	—	—

Total	$528,000	$738,636

(1)	Amounts reflect only those fees invoiced by the independent auditing firm that rendered an audit opinion on our financial statements for the year indicated.

Audit Fees. Audit fees include fees associated with the audit of our annual financial statements included in our Annual Report on Form 10-K, review of our financial statements included in our quarterly reports on Form 10-Q, and fees for the statutory audit of subsidiaries.

Audit-Related Fees. Audit-related fees principally include accounting consultations and review procedures related to accounting, financial reporting or disclosure matters not classified as “Audit Fees” provided by BDO for 2014 and for the audit of materials used in registration statements, services for the audit of a recast of certain financial information and disclosures for segment reporting changes filed on Current Report on Form 8-K, and fees for the audit of an employee benefit plan.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accountants

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, including the estimated fees and other terms of any such engagement. In certain circumstances, the Audit Committee may provide subsequent approval of non-audit services not previously approved. Services provided by our independent registered public accounting firm may include audit services, audit-related services, tax services and other services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC rules on auditor independence. The Audit Committee has determined that the services provided by the Company’s independent public accounting firms are compatible with maintaining the independence of such firms. All audit, audit-related, tax and other fees set forth in the table above were pre-approved pursuant to this policy.

Change in Independent Registered Public Accounting Firms

In April 2014, the Board of Directors, at the direction of the Audit Committee, appointed BDO as the Company’s independent auditor for the fiscal year ending December 31, 2014 and was ratified by a vote of stockholders at our 2014 Annual Meeting on May 22, 2014. The engagement of BDO was the result of our decision to move our corporate finance activities from our office in Ismaning, Germany to our headquarters in California. The appointment of BDO effectively dismissed E&Y as the Company’s independent registered public accounting firm as of April 7, 2014. The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by E&Y.

On November 23, 2015, the Company received notice from BDO that BDO had resigned, effective immediately, as the Company’s independent registered public accounting firm. The reports of BDO and of E&Y on the Company’s consolidated financial statements for the year ended December 31, 2014 and 2013, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except E&Y’s report with respect to the fiscal year ended December 31, 2013, which indicated that there was substantial doubt as to the Company’s ability to continue as a going concern.

BDO advised the Board of Directors that BDO was unwilling to be associated with the consolidated financial statements prepared by management for any of the fiscal periods within 2015 and would not complete its reviews of the interim financial information as of or for the periods ended March 31, 2015, June 30, 2015 or September 30, 2015, and additionally would not audit the Company’s consolidated financial statements as of and for the year ending December 31, 2015 because of the disagreement described below.

For the purposes of this disclosure, the term “disagreement” is interpreted and used broadly, to include any difference of opinion concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During fiscal year 2015, the Board formed a Special Committee to investigate the allegations contained in a complaint. BDO advised the Board that BDO disagreed with the scope and the remediation of the special investigation that was undertaken by the Special Committee of the Board. The subject matter of the special investigation was first disclosed by the Company in a Form NTN 10-K filed with the SEC on May 1, 2015 and a Current Report on Form 8-K filed with the SEC on May 4, 2015. The Board determined that the scope and the remediation of the special investigation were appropriate.

In addition, BDO informed the Board of two material weaknesses in the Company’s internal control over financial reporting. The first material weakness identified by BDO related to the Company’s entity level controls, including a determination by BDO that “with respect to the results of the special investigation undertaken by the Special Committee during 2015, the Company’s senior management leadership and operating style and the Board’s oversight did not result in an open flow of information and communication and did not support an environment where accountability is valued.”

The second material weakness identified by BDO related to revenue recognition; BDO determined that the Company had not designed and implemented appropriate controls to provide reasonable assurance that revenue transactions are adequately analyzed and reviewed to prevent or timely detect and correct misstatements. Specifically, during the course of conducting review procedures on the Company’s interim financial information for the quarter ended June 30, 2015, BDO identified significant adjustments with respect to revenue transactions which resulted in the deferral of revenue; which errors were not identified by the Company’s internal control over financial reporting. Those errors arose primarily as a result of the following matters:

•

The Company did not appropriately consider the accounting for a revenue transaction totaling approximately $3.2 million, where the fact pattern suggested that the terms on the sales were not “fixed or determinable.” This resulted in a correcting adjustment of revenue of $3.2 million.

•

In a different revenue transaction, there were undelivered elements in the arrangement that were not adequately considered and assessed by the Company, resulting in a correcting adjustment of $0.6 million.

The first of these transactions related to a significant long-standing reseller, with which the Company was in discussions regarding delivery and payment schedules. The $3.2 million shipment was made and accepted in June 2015, and the Company provided 90 day “extended payment terms” specified by the customer during the quarter ended June 30, 2015. The Company originally recorded revenue during the quarter ended June 30, 2015 whereas the fact pattern indicated that the terms were not “fixed or determinable” at the time and revenue should have been recorded when the amount became due and payable by the customer. The account was fully paid in September 2015, and the revenue recognized upon payment during the quarter ended September 30, 2015.

The second transaction related to an agreement that BDO was made aware of during the quarter ended June 30, 2015. The Company considered revenue recognition with respect to this transaction and prepared a memorandum that was provided to BDO. While the customer accepted delivery of the non-recurring engineering work in June 2015, BDO advised, and the Company agreed, that the Company, in its memorandum, had failed to conclude that there were undelivered software elements in the arrangement for which vendor specific objective evidence of fair value had not been established and accordingly, the Company recorded an adjustment in June 2015 to defer this revenue.

The quarterly results included in the Company’s Current Report on Form 8-K filed August 13, 2015 reflected the adjustments described above.

While the full Audit Committee of the Board and BDO did not discuss the subject matter of the disagreement with BDO, the Audit Committee through its Chairman had discussions with BDO concerning the subject matter of the disagreement. The Company has authorized BDO to respond fully to the inquiries of the Company’s successor accountant, BPM, concerning the subject matter of this disclosure.

The Company has provided a copy of this disclosure to BDO and has given BDO the opportunity to present their views in the event that any of the above statements are incorrect or incomplete. Neither the Company nor anyone acting on its behalf consulted with BPM on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members and acts under a written charter adopted and approved by the Board of Directors. The members of the Audit Committee are independent as defined by the Audit Committee’s charter, the Nasdaq Capital Market listing standards and the Securities Exchange Act.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal controls, processes for monitoring compliance with laws and regulations, audit processes and standards of business conduct. The Audit Committee manages the relationship with our independent auditor, who reports directly to the Audit Committee. The Audit Committee also oversees the internal audit and Sarbanes-Oxley compliance functions of the Company, who reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to allocate appropriate funding, as determined by the Audit Committee, for such advice and assistance.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2015. The Audit Committee also has discussed with the Company’s independent auditor for the fiscal year ended December 31, 2015, the matters required to be discussed by Auditing Standard No. 16 (“Communication with Audit Committees”), as amended by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the Audit Committee has received written communications from our independent registered public accounting firm required by the PCAOB regarding communications with the Audit Committee concerning independence and has discussed the auditor’s independence from the Company and its management, and considered whether the provision of other non-audit services by our independent registered public accounting firm to the Company is compatible with the auditor’s independence.

In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management and independent registered public accountants. Management has primary responsibility for preparing the Company’s financial statements and for our financial reporting process. Our independent auditors for the fiscal year ended December 31, 2015 are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2015 be included for filing with the SEC in our Annual Report on Form 10-K for the year ended December 31, 2015, and the Board of Directors has approved such inclusion.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

James E. Ousley, Chairman

Saad Alazem

Gary Kremen

Daniel S. Wenzel

PROPOSAL NO. 5

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION “SAY ON PAY”

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as Section 14A of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, we are asking stockholders to approve, on a non-binding advisory basis, the Company’s compensation of our Named Executive Officers as described in this Proxy Statement. As described below in the “Executive Compensation” section of this Proxy Statement, the Compensation Committee has designed the compensation of our Named Executive Officers to align each Named Executive Officer’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the Named Executive Officers, who are crucial to our long-term success. Please read the section of this proxy statement entitled “Executive Compensation,” which describes in more detail our executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

Based on the voting results at our 2012 Annual Meeting of Stockholders with respect to the frequency (the “Frequency Vote”) of Stockholder advisory votes to approve the compensation of Named Executive Officers, we have decided to include an advisory vote to approve the compensation of Named Executive Officers in our proxy materials on an annual basis. Therefore, the next stockholder advisory vote to approve the compensation of our Named Executive Officers is expected to occur at our 2017 Annual Meeting of Stockholders.

The advisory resolution, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2015 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or the Board of Directors; however, the Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will consider the stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. As a result, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 5 is in the best interests of the Company and our stockholders and recommends a vote “FOR” the approval of the advisory resolution on Named Executive Officer compensation as disclosed in this Proxy Statement.

PROPOSAL NO. 6

ADJOURNMENT OF THE MEETING

Our management may move to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve either or both of Proposals 2 and 3. In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the Annual Meeting and any later adjournments. If our stockholders approve this adjournment proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, and use the additional time to solicit additional proxies in favor of Proposal 2 and/or Proposal 3. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. As a result, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 6 is in the best interests of the Company and our stockholders and recommends a vote “FOR” the adjournment of the Annual Meeting, if necessary, to solicit additional proxies to in the event there are insufficient votes to approve Proposal 2 and/or Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us as of March 29, 2016 with respect to the beneficial ownership of our Common Stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding Common Stock;

•	each of our directors;

•	each of our Named Executive Officers appearing in the Summary Compensation Table; and

•	all current directors and executive officers, as a group.

Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares held by them. Applicable percentage ownership in the following table is based on 10,746,911 shares of our Common Stock issued and outstanding as of March 29, 2016.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 29, 2016 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless specified below, the mailing address for each individual, officer or director is c/o Identiv, Inc., 2201 Walnut Avenue, Suite 310, Fremont, CA 94538.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Mountain Partners AG (1)	788,679	7.3%
Dufourstrasse 121
St. Gallen, Switzerland CH-9001
Directors and Executive Officers
Steven Finney (2)	12,417	*
Jason Hart (3)	389,352	3.6%
Steven Humphreys (4)	39,133	*
Brian Nelson (5)	69,223	*
Saad Alazem (6)	22,980	*
Gary Kremen (7)	19,914	*
James E. Ousley (8)	9,741	*
Daniel S. Wenzel (1)(9)	832,636	7.7%
All current directors and executive officers as a group (6 persons) (10)	1,395,396	12.9%

*	Less than one percent.
(1)	Includes 102,186 shares held by BH Capital Management AG. Mountain Partners AG has voting and investment control over 51% of the shares held by BH Capital Management AG. Investment decisions regarding shares held by Mountain Partners AG are made by the majority vote of the board of directors of Mountain Partners AG.

(2)	Includes 10,854 shares of common stock subject to options exercisable within 60 days of March 29, 2016 and 1,000 unvested shares of restricted common stock that vest within 60 days of March 29, 2016.
(3)	Mr. Hart ceased to serve as President and as an employee effective February 2, 2016, and resigned as a member of the Board the same date. Includes 10,000 shares of common stock subject to options exercisable within 60 days of March 29, 2016.
(4)	Includes 14,075 shares of common stock subject to options exercisable within 60 days of March 29, 2016. Does not include the awards that are subject to stockholder approval as described in Proposal 3.
(5)	Mr. Nelson transitioned to Vice President of Business Strategy effective November 18, 2015. Includes 66,355 shares of common stock subject to options exercisable within 60 days of March 29, 2016.
(6)	Includes 14,494 shares of common stock subject to options exercisable within 60 days of March 29, 2016.
(7)	Includes 1,000 shares of common stock subject to options exercisable within 60 days of March 29, 2016, and 6,666 common shares held by the Kremen Family Trust.
(8)	Includes 1,000 shares of common stock subject to options exercisable within 60 days of March 29, 2016.
(9)	Includes 19,890 shares of common stock subject to options exercisable within 60 days of March 29, 2016 and warrants to purchase 6,336 common shares held by Mr. Wenzel. Because of his position as a director of Mountain Partners AG and Rosenberg Ventures AG, Mr. Wenzel may be deemed to beneficially own the shares held by these entities and BH Capital Management AG. Mr. Wenzel disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(10)	Includes an aggregate of 61,313 shares of common stock subject to options exercisable within 60 days of March 29, 2016, 1,000 unvested shares of restricted common stock and warrants to purchase 16,237 common shares that vest within 60 days of March 29, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities (“10% stockholders”), to file reports on Forms 4 and 5 reflecting transactions affecting their beneficial ownership of our equity securities with the SEC and with the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the SEC’s rules and regulations to provide us with copies of all such reports on Forms 4 and 5 that they file under Section 16(a) of the Exchange Act.

Based solely on our review of copies of such reports on Forms 4 and 5 received by us, and on written representations from our officers, directors and the 10% stockholders known to us, we believe that, during the period from January 1, 2015 to December 31, 2015, our executive officers, directors and the 10% stockholders known to us filed all required reports under Section 16(a) of the Exchange Act on a timely basis, except that, due to administrative error, the initial statement of beneficial ownership for Steven Finney, our interim Chief Financial Officer, which was due on November 30, 2015 was filed on December 3, 2015.

EXECUTIVE OFFICERS

Information concerning our current officer other than Mr. Humphreys, including his background and age as of March 1, 2016, is set forth below.

Steven Finney, 56 Interim Chief Financial Officer and Corporate Secretary	Steven Finney, has served as our Interim Chief Financial Officer since November 18, 2015, and as Vice President of Finance since February 2013. Prior to joining Identiv, Mr. Finney had been the Vice President of Finance, Northeast Region, for Thyssenkrupp Elevator, a German materials and technology conglomerate since 2011. From 2004 through 2011, Mr. Finney served in a variety of financial roles at ASSA ABLOY AB, a publicly listed Swedish security industry conglomerate, including division Chief Financial Officer. Mr. Finney is a chartered accountant in the United Kingdom. Mr. Finney holds a B.A. degree, with honors, from the University of Sheffield in Accounting and Financial Management.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. Our “Named Executive Officers” and their positions during 2015 were:

•	Steven Humphreys, Chief Executive Officer and Director

•	Steven Finney, Interim Chief Financial Officer and Secretary

•	Jason Hart, former President, Chief Executive Officer and Director

•	Brian Nelson, former Chief Financial Officer and Secretary

Executive Compensation Program Elements

Base Salary. Base salary provides fixed compensation based on competitive local market practice and is intended to acknowledge and reward core competence of our executives relative to their skills, experience and contributions to our company. Base salaries for executives generally are reviewed annually, and more frequently when there are changes in responsibilities or market conditions.

Bonus. The objective of the bonus plan is to provide for incentive awards to executives based on the achievement of corporate performance goals. Executives and other key employees are eligible to receive cash and equity-based awards subject to the achievement of certain performance criteria determined by the Compensation Committee, as measured at the end of a specified performance period of 12 months or longer. No bonuses were awarded for 2014 under any incentive bonus plan. For 2014, discretionary bonuses were paid to certain of our Named Executive Officers.

Benefits and Perquisites. We provide all our employees with standard benefits for health and life insurance. Additionally, we provide certain of our Named Executive Officers with either a company car or a comparable car allowance.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary $	Bonus (5) $	Stock Awards (6) $		Option Awards (6) $	Non-Equity Incentive Plan Compensation $		All Other Compensation $		Total $
Jason Hart Former President, Chief Executive Officer and Director (1)	2015	350,000	—	2,121,000		—	50,268	(8)	32,813	(9)	2,557,081
	2014	350,000	150,000	3,148,500	(7)	—	—		114,872	(10)	3,763,372

Brian Nelson Former Chief Financial Officer and Secretary (2)	2015	295,000	—	—		—	—		26,325	(11)	321,325
	2014	295,000	95,000	710,450		632,060	—		22,267	(12)	1,754,777

Steven Humphreys Chief Executive Officer and Director (3)	2015	108,712	—	—		—	—		3,662	(13)	112,374
	2014	—	—	—		—	—		—		—

Steven Finney Interim Chief Financial Officer and Secretary (4)	2015	203,750	—	—		—	—		10,987	(13)	214,737
	2014	190,000	7,500	79,200		—	—		10,525	(13)	287,225

(1)	Mr. Hart ceased to be Chief Executive Officer effective September 9, 2015, ceased to be President and an employee effective February 2, 2016, and resigned as a Director as of February 2, 2016.
(2)	Mr. Nelson ceased to be Chief Financial Officer effective November 18, 2015.
(3)	Mr. Humphreys became our Chief Executive Officer effective September 9, 2015. Prior to his appointment, Mr. Humphreys was Chairman of our Board of Directors. For information regarding Mr. Humphreys’ compensation as director until his appointment as Chief Executive Officer, see “Director Compensation.”
(4)	Mr. Finney became our Interim Chief Financial Officer effective November 18, 2015.
(5)	Bonuses paid to Messrs. Hart and Nelson for 2014 reflect discretionary cash bonuses for accomplishments in 2014, including completion of debt and equity financing transactions during the year.
(6)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC 718. The assumptions used in determining grant date fair value of these awards are set forth in Note 4 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2015.
(7)	Excludes an inducement grant made to Mr. Hart in connection with entering into an employment agreement on March 13, 2014 (the “Inducement Grant”). Mr. Hart was granted 50,000 RSUs, with a fair value of $440,000 at the grant date and options to purchase 300,000 shares of our common stock, with a fair value of $1,800,000 at the grant date. In the third quarter of 2014, we subsequently determined that the Inducement Grant may not have fully complied with NASDAQ Rule 5635(c)(4). To avoid concerns about compliance with this NASDAQ rule, Mr. Hart and the company agreed to cancel these awards. To effect this cancellation, the parties entered into an Equity Award Rescission Agreement on September 8, 2014.
(8)	Reflects sales commissioned earned following Mr. Hart’s transition to President in September 2015.
(9)	Includes a car allowance of $23, 928, insurance of $8,884 and miscellaneous expenses of $880.
(10)	Includes a car allowance of $16,979 and $25 for life insurance. Also reflects previously reimbursed expenses of $97,868 in 2014 which we subsequently determined should not have been reimbursed either because such expenses were not consistent with our expense guidelines and policies or because insufficient documentation was provided to support such expense reimbursements.
(11)	Represents a car allowance of $15,338 and $10,987 for health insurance.
(12)	Represents a car allowance of $12,619 and $9,648 for health insurance.
(13)	Represents health insurance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding equity awards held by our Named Executive Officers as of December 31, 2015.

	Option Awards					Stock Awards
Name	Date of Grant (1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Jason Hart	6/01/2012	5,833	—	$12.00	6/1/2022
	12/09/2012	3,750	1,250	$14.40	12/9/2022
						200,000	(2)	$3,427,375
Brian Nelson	12/20/2013	25,000	25,000	$5.20	12/20/2023
	7/01/2014	30,104	54,896	$10.93	7/01/2024
						44,688		$260,528
Steven Humphreys (3)	11/03/2006	500	—	$33.90	11/03/2016
	10/29/2009	500	—	$27.30	10/29/2016
	6/06/2011	500	—	$23.60	6/06/2021
	12/30/2011	1,500	—	$21.70	12/30/2021
	6/13/2012	2,000	—	$10.50	6/13/2022
	9/10/2012	975	225	$7.20	9/10/2022
	9/10/2012	2,438	562	$7.20	9/10/2022
	4/25/2013	2,000	—	$9.40	4/25/2023
	6/04/2013	2,000	—	$8.40	6/04/2023
	6/28/2013	500	—	$7.20	6/28/2023
	9/30/2013	500	—	$7.20	9/30/2023
	12/31/2013	500	—	$5.80	12/31/2023
	3/31/2014	500	—	$11.30	3/31/2024
	5/22/2014	2,000	—	$7.50	5/22/2024
						—		—
Steven Finney	12/18/2013	1,250	—	$5.20	12/18/2023
	6/05/2013	562	—	$8.00	6/05/2023
	3/13/2014	9,000	—	$8.80	3/13/2024
						13,250		$160,380

(1)	Unless otherwise noted, options vest 25% after one year, then in equal monthly installments over the remaining 36 months. Restrictions lapse on RSUs 25% on the first anniversary date of the grant with the remaining restrictions being removed in equal quarterly installments over the remaining three years measured from the grant date.
(2)	Restrictions lapse on these RSUs in equal quarterly installments over a period of three years measured from the grant date.
(3)	All awards were for service as a director prior to the appointment of Mr. Humphreys as Chief Executive Officer in September 2015. Does not include awards to Mr. Humprhreys that are contingent upon stockholder approval of Proposal 3.

Employment Agreements; Termination / Change in Control Arrangements

We have entered into employment agreements with certain of our Named Executive Officers. Below is a description of the material terms of each agreement, including severance provisions.

Employment Agreement with Steven Humphreys

On September 14, 2015, we entered into an executive employment agreement with Steven Humphreys pursuant to which Mr. Humphreys serves as our Chief Executive Officer and a director. As of the date of his appointment as Chief Executive Officer, Mr. Humphreys continued to serve as a director, but ceased serving as the Chairman of the Board and serving on the Audit and Nominating Committees, and receives no additional compensation for his service on the Board. Under the terms of the agreement, Mr. Humphreys receives an annual base salary of $350,000, with a target annual performance bonus of 100% of his base salary. Additionally, Mr. Humphreys was granted an option to purchase 444,460 shares of common stock at an exercise price of $4.36 per share (the “Option”), the closing price of the Company’s common stock on September 9, 2015, under the Company’s 2011 Incentive Compensation Plan (the “Plan”), which award is subject to stockholder approval of an amendment to the Plan to increase the number of shares reserved for issuance, among other things. The Option vests as to 25% of the underlying shares on the first anniversary of the date of grant, and then monthly over the following three years. In addition, the Board agreed to grant Mr. Humphreys a restricted stock unit award for 302,657 shares of the Company’s common stock, which award is contingent upon stockholder approval of an amendment to the Plan to increase the number of shares reserved for issuance, among other things.

Pursuant to his employment agreement, Mr. Humphreys is also entitled to severance benefits. If he is terminated without Cause or leaves for Good Reason (as each term is defined in such agreement), he is entitled to 12 months of his base salary and benefits, as well as 12-month acceleration of his equity vesting schedule. In the event he is terminated without Cause or leaves for Good Reason within 12 months following a Change in Control of the Company, he is entitled to full acceleration of his equity awards with time-based vesting. As an employee, Mr. Humphreys is also eligible to participate in the Company’s employee benefits plans.

Employment Agreement with Jason Hart

On March 13, 2014, we entered into an executive employment agreement with Jason Hart under which Mr. Hart served as President, Chief Executive Officer and director, which agreement had a term of three years from January 1, 2014 through December 31, 2016. The agreement was amended September 14, 2015 in connection with Mr. Hart’s transition from Chief Executive Officer on September 9, 2015. As amended, the agreement continued to provide Mr. Hart a $350,000 annual base salary and use of a company car, provided him an annual commissions opportunity of up to 100% of base salary and annual bonus opportunity of up to 50% of base salary (in substitution of a 200% annual bonus opportunity in the original agreement) and provided a new benefit of up to $10,000 in annual reimbursements for personal financial advisor costs. The agreement, both originally and as amended, provided for certain cash severance, benefits continuation and acceleration of equity award vesting in the event of an involuntary termination of employment within 12 months following a change of control. The agreement originally provided that in the event of an involuntary termination of Mr. Hart’s employment not following a change of control, Mr. Hart would continue to receive monthly salary payments, employee benefits, applicable bonus payments and company car usage until the earlier of either the expiry of 24 months from the date of such termination or the then-current term of the agreement. As amended, the agreement provided that in the event of an involuntary termination not following a change of control, Mr. Hart would receive 12 months of his base salary and benefits and a payment equal to 100% of bonuses or actual commissions paid in the prior 12 months, subject to his execution of a general release of claims.

Mr. Hart ceased to serve as our President and an employee of the Company effective February 2, 2016, and resigned as a member of the Board on the same date.

Employment Agreement with Brian Nelson

On December 20, 2013, we entered into an executive employment agreement with Brian Nelson under which Mr. Nelson served as Executive Vice President, Chief Financial Officer and Secretary, which agreement had a term of three years from December 20, 2013 through December 20, 2016. The agreement was amended November 18, 2015 in connection with Mr. Nelson’s transition from Chief Financial Officer and Secretary to Vice President of Business Strategy on November 18, 2015. As amended, the agreement continues to provide Mr. Nelson a $295,000 annual base salary, an annual bonus opportunity of up to 200% of base salary and use of a company car. The agreement, both originally and as amended, provides that if, within 12 months following a change of control (as defined in the agreement), the Company (or its successor) has reduced Mr. Nelson’s compensation in excess of 10%, requires Mr. Nelson to relocate greater than 50 miles from Mr. Nelson’s then current location, or terminates Mr. Nelson’s employment other than for cause, then Mr. Nelson will be entitled to receive a severance payment equal to 200% of his then-current annual base salary payable in a lump sum, accelerated vesting of all unvested stock options and RSUs so that they become fully vested and exercisable, and reimbursement for health care coverage until the earliest of (i) the date Mr. Nelson is no longer eligible to receive continuation coverage pursuant to COBRA, (ii) 12 months following such termination, or (iii) for such shorter period until Mr. Nelson obtains new employment offering health insurance coverage. Mr. Nelson’s entitlement to such benefits would be conditioned upon his execution and non-revocation of a general release in a form determined by the Company. The agreement does not contain an excise tax gross-up provision. In the event that benefits under the agreement or otherwise payable to the executive would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Nelson is entitled to receive either (i) the full benefits payable or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G, whichever amount provides the greater after-tax value for the executive.

The agreement originally provided that in the event of an involuntary termination of Mr. Nelson’s employment not following a change of control, Mr. Nelson would continue to receive monthly salary payments, employee benefits, applicable bonus payments and company car usage for 12 months. As amended, the agreement provides that, following June 20, 2016, Mr. Nelson will receive modified severance benefits. If Mr. Nelson is terminated without cause or if he resigns for any reason prior to December 20, 2016, he is entitled to receive pro-rated bonus payments and his base salary through December 20, 2016. Additionally, he is entitled to receive COBRA benefits through December 20, 2017 and the vesting on his outstanding stock options and RSUs will accelerate to such number of shares as if his employment had continued through December 20, 2016.

Employment Agreement with Steven Finney

On May 7, 2013, we entered into an executive employment agreement with Steven Finney, which agreement provides Mr. Finney a $180,000 annual base salary, an annual bonus opportunity of up to 50% of base salary and up to $25,000 in reimbursements for relocation costs. Over the course of the subsequent two years Mr. Finney’s base salary increased to $200,000 annualized. The Company may unilaterally terminate the agreement without cause (as defined in the agreement) upon three months prior notice, during which notice period Mr. Finney will be entitled to continued salary, pro-rated bonus and other standard benefits. If employment terminates by reason of disability (as defined in the agreement), Mr. Finney will be entitled to six months continued salary and pro-rated bonus. In December 2015 the Company agreed to increase Mr. Finney’s base salary by an additional $10,000 per month during the period in which he serves as interim Chief Financial Officer.

Potential Payments upon Termination or Change in Control

The information below describes the estimated value of certain compensation and benefits that would potentially have become payable under contractual arrangements with our Named Executive Officers other than Mr. Hart assuming a termination of employment or change in control of the Company had occurred on December 31, 2015, based upon the Named Executive Officers’ compensation and service levels as of such date and, where applicable, the $1.99 closing price of our common stock on December 31, 2015. The information presented represents estimates of incremental amounts that would become payable had a trigging event occurred on December 31, 2015 and does not include amounts that were earned and payable as of that date regardless of the occurrence of a triggering event. Because Mr. Hart’s employment with the Company terminated on February 2, 2016, the information presented for him reflects the actual compensation and benefits to which he became entitled as a result of termination. The actual amounts to be paid and the value of any accelerated vesting of stock options, restricted stock or RSUs can be determined only at the time of a triggering event, and are dependent upon the facts and circumstances then applicable.

In connection with Mr. Hart’s termination from employment effective February 2, 2016, he received (i) a $481,175 lump sum, representing the sum of 12 months of his base salary and 100% of bonuses or actual commissions paid in the prior 12 months, (ii) a $35,517 lump sum, representing the leasing costs of 12 months continued car usage, (iii) the right to reimbursement of health care coverage for a period of twelve months and having a value of approximately $9,000 and (iv) accelerated vesting of all outstanding equity awards otherwise scheduled to vest on or before May 12, 2016, having an intrinsic value of approximately $74,625. Mr. Hart entered into a general release as a condition of receiving these benefits.

If Mr. Nelson had been terminated by the Company as of December 31, 2015 for any reason other than for cause (as defined in his employment agreement), he would have become entitled to $295,000, representing 12 months’ salary or continued payment thereof in lieu of notice. Under his employment agreement, Mr. Nelson would have been entitled to a pro rata portion of any bonus that would otherwise have been earned by him during the 12-month notice period. Had Mr. Nelson’s employment terminated as of December 31, 2015 following a change in control of the Company as a result of involuntary termination without cause or his resignation following a material change in his employment conditions, he would have become entitled to (i) a severance payment of $590,000 payable in a lump sum, representing 200% of his then current annual salary, (ii) reimbursement of health care coverage for a period of twelve months and having a value of approximately $9,000, and (ii) accelerated vesting of outstanding equity awards having an intrinsic value of approximately $88,928. Mr. Nelson’s entitlement to such benefits would be conditioned upon his execution and non-revocation of a general release in a form determined by the Company. In addition, Mr. Nelson may be subject to a Section 280G cutback.

If Mr. Humphreys had either been terminated as of December 31, 2015 either by constructive termination (as defined in his employment agreement) due to a material change in his employment conditions or by involuntary termination initiated by the Company for any reason other than for cause (as defined in his employment agreement), death or disability (as defined in his employment agreement), he would have become entitled to (i) $350,000, representing 12 months’ salary, (ii) reimbursement of health care coverage for a period of twelve months and having a value of approximately $9,000 and (iii) accelerated vesting of all outstanding equity awards with respect to the shares that would have vested in the twelve (12) months after such termination, having an intrinsic value of approximately $188,214 (assuming stockholder approval of Proposal 3). Had Mr. Humphreys’ employment terminated as of December 31, 2015 following a change in control of the Company as a result of a constructive or involuntary termination, he would have become entitled to the severance described in the immediately preceding sentence but, in addition, the accelerated vesting would apply to 100% of outstanding equity awards having an intrinsic value of approximately $602,287 (assuming stockholder approval of Proposal 3). Mr. Humphreys’ entitlement to such benefits would be conditioned upon his execution and nonrevocation of a general release in a form determined by the Company. In addition, Mr. Humphreys may be subject to a Section 280G cutback. Had Mr. Humphreys’ employment terminated as of December 31, 2015 for reasons of death or disability (as defined in his employment agreement), he (or his estate as applicable) would have become entitled to $350,000, representing 12 months’ salary, not conditioned on a general release.

If Mr. Finney had been involuntarily terminated as of December 31, 2015 without cause and not for disability (each as defined in his employment agreement), he would have become entitled to $50,000, representing 3 months’ salary. Had Mr. Finney’s employment terminated as of December 31, 2015 by reason of disability (as defined in his employment agreement), he would have become entitled to $100,000, representing 6 months’ salary.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2015 about our Common Stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including our 1997 Stock Plan, Director Plan, 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”), 2007 Stock Option Plan and the Bluehill ID stock option plans assumed in connection with our acquisition of Bluehill ID (the “Bluehill Plans”), the 2010 Bonus and Incentive Plan (the “2010 Plan”), the 2011 Incentive Compensation Plan (the “2011 Plan”) and the 2011 Employee Stock Purchase Plan (the “ESPP”). Each of the 1997 Stock Plan, Director Plan and Nonstatutory Plan have expired and no additional awards will be granted under such plans.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,496,631		$11.29	516,022
Equity compensation plans not approved by security holders (2)	7,091		$32.30	—

Total	1,503,722	(3)	$11.48	516,022	(4)

(1)	Equity plans approved by security holders consist of the 2007 Stock Option Plan, the 1997 Stock Plan, the Director Plan, the Bluehill Plans, the 2010 Plan, the 2011 Plan and the ESPP.
(2)	Equity plans not approved by security holders consist of the Nonstatutory Plan. The Nonstatutory Plan expired in 2010 and no more options can be granted under this plan.
(3)	As of December 31, 2015, there were 781,804 stock options outstanding with a weighted average exercise price of $11.48 and a weighted average term of 6.72 years. Also, as of December 31, 2015, there were 721,918 RSUs outstanding.
(4)	Consists of 293,888 shares available for issuance under the ESPP and 222,134 shares available for issuance under the 2011 Plan. Proposal No. 3, if approved, will increase the number of shares available for future equity grants by 2 million shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Earn-out Consideration Pursuant to idOnDemand Agreement. We entered into a Stock Purchase Agreement (the “SPA”) on April 29, 2011 between the Company and the sellers of idOnDemand, Inc. (the “Selling Shareholders”) whereby the Selling Shareholders, including Jason Hart and Brian Nelson, were eligible to receive limited earn-out payments (“Earn-out Consideration”) in the form of shares of common stock subject to certain lock-up periods under the terms of the SPA. The SPA provided for the Earn-out Consideration to be paid to the Selling Shareholders for each of the years or part years ended December 31, 2011, 2012, 2013 and 2014 based on the achievement of specific financial and sales performance targets, with the measurement of those achievements to be determined based on the financial records of idOnDemand. However, the idOnDemand product group has been fully integrated into the Company since the acquisition and, as such, it was impractical to derive the discrete financial records of the related product group, so the Company engaged a third party independent valuation firm to assist in the validation of the Earn-out Consideration liability as of December 31, 2014. The valuation was based on a calculation of our internal sales performance data as well as consideration of comparable companies’ metrics and data. Our Board of Directors considered this valuation, among other factors, and approved an Earn-out Consideration liability in the amount of $3.51 million for the period ended December 31, 2014.

The Earn-out Consideration was settled through the issuance of our common stock on May 11, 2015. Accordingly, the $3.51 million Earn-out Consideration was distributed to the Selling Shareholders in proportion to their former shareholdings, which include approximately 87% held by Jason Hart representing approximately $3,040,000 and approximately 0.3% held by Brian Nelson representing approximately $10,500 of the total Earn-out Consideration. We issued 294,750 and 921 shares of common stock to Mr. Hart and Mr. Nelson, respectively, which shares have a lock-up period of 12 months from date of issue.

Compensation to Mr. Hart. As described in “Executive Compensation - Summary Compensation Table,” for the year ended December 31, 2014, we allocated as additional compensation to Jason Hart $97,868 of previously reimbursed expenses in 2014 which we subsequently determined should not have been reimbursed either because such expenses were not consistent with our expense guidelines and policies or because insufficient documentation was provided to support such expense reimbursements. At our request, in February 2016 Mr. Hart repaid $35,784 of such amount.

Stock Purchases. In September 2014, we sold an aggregate of 2,300,000 shares of our common stock in an underwritten public offering at a price to the public of $15.00 per share, less underwriting discounts and commissions. Jason Hart, Steven Humphreys, Gary Kremen and Brian Nelson purchased 1,666, 3,333, 6,666 and 1,666 shares, respectively, of our common stock in the public offering at the price to the public.

OTHER MATTERS

We do not intend to bring any matters before the Annual Meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

By Order of the Board of Directors of

Identiv, Inc.

Steven Finney

Secretary

Fremont, California

April 11, 2016

Annex A

CERTIFICATE OF AMENDMENT

TO THE FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF IDENTIV, INC.

Identiv, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the corporation is Identiv, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 13, 1996, amended and restated on December 20, 1996, amended and restated March 10, 1997, amended and restated April 9, 1997, amended and restated October 10, 1997, amended on November 9, 2009, amended on June 16, 2010, amended on June 6, 2011, and amended on May 22, 2014 (the “Certificate of Incorporation”).

SECOND: Article IV of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“The Corporation is authorized to issue two classes of shares, designated “Preferred Stock” and “Common Stock.” The total number of shares which the Corporation shall have authority to issue is 60,000,000 of which 50,000,000 shares shall be Common Stock at $0.001 par value per share and 10,000,000 shares shall be Preferred Stock at $0.001 par value per share.

Shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors of the Corporation (the “Board of Directors”) is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is also authorized to decrease the number of shares of any series of Preferred Stock prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of undesignated Preferred Stock.”

THIRD: The foregoing amendment to the Certificate of Incorporation has been duly approved by the Board of Directors in accordance with the provisions of Sections 141 and 242 of the General Corporation Law.

FOURTH: The foregoing amendment to the Certificate of Incorporation has been duly approved by the stockholders in accordance with the provisions of Sections 211 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this      day of May, 2016 and affirms the statements contained herein as true under penalty of perjury.

Name:	Steven Humphreys
Title:	Chief Executive Officer

A-1

Annex B

IDENTIV, INC.

2011 INCENTIVE COMPENSATION PLAN

(AS AMENDED THROUGH MARCH 17, 2016)

IDENTIV, INC.

2011 INCENTIVE COMPENSATION PLAN

(AS AMENDED THROUGH MARCH 17, 2016)

IDENTIV, INC.

2011 INCENTIVE COMPENSATION PLAN

(AS AMENDED THROUGH DECEMBER 23, 2015)

1. Purpose. The purpose of this 2011 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Identiv, Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “2007 Plan” means the Company’s 2007 Stock Option Plan, as amended.

(b) “2010 Plan” means the Company’s 2010 Bonus and Incentive Plan, as amended.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(e) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(g) “Board” means the Company’s Board of Directors.

(h) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(l) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be April 7, 2011.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(aa) “Listing Market” means the NASDAQ Stock Market or any other national securities exchange on which any securities of the Company are listed for trading or, if not so listed, any automated dealer quotation system on which the securities are quoted.

(bb) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(cc) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(dd) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ee) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ff) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(gg) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(hh) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(jj) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(mm) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(nn) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(oo) “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(pp) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(qq) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(rr) “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(ss) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(tt) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(uu) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 3,859,956, consisting of an initial fixed authorization of 400,000 Shares, plus the 210,660 Shares and 249,296 Shares that remained available for delivery under the 2007 Plan and the 2010 Plan, respectively, on June 6, 2011 (the “Initial Stockholder Approval Date”), plus the additional 1,000,000 Shares authorized for issuance under the Plan at the Company’s 2014 Annual Meeting of Stockholders, plus an additional 2,000,000 Shares authorized for issuance under the Plan at the Company’s 2016 Annual Meeting of Stockholders. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Listing Market.

(iv) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 3,859,956 Shares.

(d) Awards Under the 2007 Plan and the 2010 Plan. This Plan will serve as the successor to the 2007 Plan. Awards granted under the 2007 Plan prior to the Initial Stockholder Approval Date shall continue to be governed by the terms of the 2007 Plan; however, no further awards shall be made under the 2007 Plan after the Initial Stockholder Approval Date. For the avoidance of doubt, securities issuable in connection with awards granted under the 2010 Plan after the Initial Stockholder Approval Date shall be issued in accordance with and governed by the terms of the 2011 Plan.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 250,000 Shares (500,000 Shares in a Participant’s year of hire as an Employee) or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards with respect to more than 250,000 Shares (500,000 Shares in a Participant’s year of hire as an Employee). In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $3,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $3,000,000 multiplied by the number of full 12 month periods that are in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(iv) Non-Discretionary Options for Certain Directors. In addition to any other Options that any Director who is not an Employee may be granted on a discretionary basis under the Plan, each Director who is not an Employee shall be automatically granted without the necessity of action by the Board or the Committee, Options subject to the following terms and conditions:

(A) Initial Grant. On the date that a Director who is not an Employee commences service on the Board, an initial grant of Options that are not intended to be designated as Incentive Stock Options (“Non-Qualified Stock Options), shall automatically be made to that Director who is not an Employee (the “Initial Grant”). The number of Shares subject to this Initial Grant and other terms governing this Initial Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of Shares subject to the Initial Grant for a given newly-elected Director who is not an Employee prior to the date of grant for such Initial Grant, then the number shall be one thousand (1,000) Shares. If at the time a Director who is also an Employee or does not otherwise qualify as an outside director within the meaning of Section 162(m) of the Code (an “Outside Director”), commences service on the Board, such Director shall be entitled to an Initial Grant at such time as such Director subsequently is no longer an Employee or qualifies as an Outside Director and if such Director remains a Director.

(B) Annual Grant. An annual grant of Non-Qualified Stock Options (the “Annual Grant”) shall automatically be made to each Director who (i) is re-elected to the Board or who otherwise continues as a Director, (ii) qualifies as an Outside Director on the relevant grant date and (iii) has served as a Director for at least six months. The number of Shares subject to this Annual Grant and other terms governing this Annual Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of Shares subject to the Annual Grant, then the number shall be five hundred (500) Shares. The date and time of grant of an Annual Grant is the date of the annual meeting of the Company’s stockholders and the time shall be immediately upon the adjournment of the annual meeting of the Company’s stockholders.

(C) Vesting. Non-Qualified Stock Options received by the Participant as an Initial Grant or an Annual Grant (collectively the “Director Non-Discretionary Options”) shall vest and become exercisable in twelve (12) equal monthly installments on each monthly anniversary of the grant date, such that the Award is fully vested after one year of Continuous Service on the Board from the grant date.

(D) Termination of Continuous Service as a Director. In the event a Participant’s Continuous Service as a Director terminates for any reason other than death, the Participant may exercise his or her Director Non-Discretionary Options to the extent that the Participant was entitled to exercise such Director Non-Discretionary Options as of the date of termination of the Participant’s Continuous Service as a Director, but only within ninety (90) calendar days following the date of such termination of the Participant’s Continuous Service as a Director (and in no event later than the expiration of the term of such Director Non-Discretionary Options as set forth in the applicable Award Agreement(s)). This period may be adjusted by the Board in its discretion, provided that the affected Participant shall be recused from such decision of the Board. If Participant’s Continuous Service as a Director terminates due to death, the Participant’s estate, a person who acquired the right to exercise the Director Non-Discretionary Options by bequest or inheritance, or a person designated to exercise the Director Non-Discretionary Options upon the Participant’s death pursuant to Section 10(b) of the Plan must exercise the Director Non-Discretionary Options to the extent that the Participant was entitled to exercise such Director Non-Discretionary Options as of the date of termination of the Participant’s Continuous Service as a Director, but only within twelve (12) months following the date of such termination of the Participant’s Continuous Service as a Director (and in no event later than the expiration of the term of such Director Non-Discretionary Options as set forth in the applicable Award Agreement(s)). This period may be adjusted by the Board in its discretion. If, after termination of the Participant’s Continuous Service as a Director, the Director Non-Discretionary Options are not exercised within ninety (90) calendar days or twelve months, as applicable, following the date of such termination of the Participant’s Continuous Service as a Director, the Director Non-Discretionary Options shall terminate.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the

Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restriction Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Unit, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, including, without limitation, annual Director fees payable to a Director that has elected to receive some or all of such annual Director fees payable to him or her in the form of Shares; provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that

Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in compliance with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 7(e)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section  409A.

8. Code Section 162(m) Provisions.

(a) Covered Employees. Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b) Performance Criteria. If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the

Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee, as constituted immediately before the Change in Control, in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing, in the event of a termination of the Participant’s Continuous Service with the Company (if it is the surviving entity in the Change in Control) or the successor company (other than a termination of the Participant’s Continuous Service for Cause by the Company or the successor company, as applicable, by the Participant without Good Reason, or by reason of the Participant’s death or Disability) within 24 months following such Change in Control, the Participant’s Award(s) shall become immediately vested.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Performance Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants (including in a manner adverse to the rights of a Participant under an outstanding Award), except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the stockholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the stockholders of the Company.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the

Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event the stockholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the date of adoption of the amended and restated Plan by the Board. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

IDENTIV, INC. ATTN: STEVE FINNEY 2201 WALNUT AVENUE SUITE 310 FREMONT, CA 94538 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Jim Ousley 02 Gary Kremen For Against Abstain The Board of Directors recommends you vote FOR proposals 2 through 6. 2 To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the ‘Restated Certificate”), to decrease the number of authorized shares of the Company’s Common Stock from 130,000,000 to 50,000,000 shares 3 To approve the Company’s amended and restated 2011 Incentive Compensation Plan 4 To ratify the appointment of Burr Pilger Mayer, Inc., an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2016 For Against Abstain 5 To vote on a non-binding advisory resolution on the compensation of the Company’s named executive officers (“Say on Pay”) 6 To consider and vote upon a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve Proposal 2 or Proposal 3 NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000287030_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com IDENTIV, INC. Annual Meeting of Stockholders May 12, 2016 8:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Steven Humphreys and Steven Finney, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Identiv, Inc. that such stockholder is entitled to vote at the Annual Meeting of stockholders to be held at 8:00 a.m. local time, on May 12, 2016, at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California, 94304 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000287030_2 R1.0.1.25